                                  SCHEDULE 14C
                                 (Rule 14c-101)

           SCHEDULE 14C INFORMATION REQUIRED IN INFORMATION STATEMENT

                Information Statement Pursuant to Section 14(c)
           of the Securities Exchange Act of 1934 (Amendment No.  6)

Check the appropriate box:
[  ] Preliminary Information Statement
[xx] Definitive Information Statement

                     VMS National Properties Joint Venture
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                (Name of Registrant as Specified In its Charter)

Payment of Filing Fee (Check the appropriate box):
[xx] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         2)      Aggregate number of securities to which transation applies:

                  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         3) Per unit price or other underlying value of transaction computted pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         4)      Proposed maximum aggregate value of transaction:

                  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         5)      Total fee paid:

                  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

         1) Amount Previously Paid:   . . . . . . . . . . . . . . . . . . . . .
         2) Form, Schedule or Registration Statement No.  . . . . . . . . . . .
         3) Filing Party:   . . . . . . . . . . . . . . . . . . . . . . . . . .
         4) Date Filed:   . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                              October 17, 1997


                     VMS NATIONAL PROPERTIES JOINT VENTURE
                         c/o VMS Realty Partners, L.P.
                           630 Dundee Road, Suite 220
                          Northbrook, Illinois  60062


                             INFORMATION STATEMENT


         We are writing to advise you of a proposed amendment to the partnership agreements of each of the two partnerships that comprise VMS National Properties Joint Venture, an Illinois joint venture ("Venture"). The amendment ("Amendment") discussed below relates to the terms on which general partners of those two partnerships may withdraw as such. The Amendment will permit (i) the contemplated withdrawal of the current general partners of such partnerships and (ii) the contemplated admission as the general partner of each such partnership of MAERIL, Inc., a Delaware corporation ("MAERIL"), an affiliate of Metropolitan Asset Enhancement, L.P. ("MAE"), which is an affiliate of Insignia Financial Group, Inc. ("Insignia"), a fully integrated real estate organization.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Amendment is proposed pursuant to the terms of settlement ("Settlement Agreement") of the lawsuits consolidated under the caption In Re VMS Limited Partnership Securities Litigation, in the United States District Court for the Northern District of Illinois (the "Court"). The two partnerships are VMS National Residential Portfolio I, an Illinois limited partnership ("Partnership I"), and VMS National Residential Portfolio II, an Illinois limited partnership ("Partnership II"). Partnership I and Partnership II (hereinafter collectively referred to as the "Partnerships") are the general partners of the Venture. The Amended and Restated Limited Partnership Agreement of Partnership I ("Partnership Agreement I") and the Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership of Partnership II ("Partnership Agreement II") are collectively referred to as the "Partnership Agreements". The general partners of Partnership I are VMS Realty Investment, Ltd. ("VMSRIL") and Prudential-Bache Properties, Inc., ("Prudential-Bache")(1) and the general partner of Partnership





__________________________________

(1) Prudential-Bache has not passed upon, and is not responsible for, the accuracy of the representations contained in this Information Statement, except for information herein regarding Prudential-Bache, including without limitation, the information contained in "Summary of the Information Statement Recent Developments Affecting
         Prudential-Bache".

II is VMSRIL. The Venture was reorganized pursuant to a Bankruptcy Plan of Reorganization (the "Plan") which became effective on September 30, 1993. Information concerning the Plan was previously reported in the Venture's Report on Form 10-Q for the Nine Months ended September 30, 1993 and Report on Form 10-K for the fiscal year ended December 31, 1993.

         This Information Statement is being mailed to all limited partners of record of each of the Partnerships as of October 1, 1997. No meeting of limited partners of either Partnership will be held. It is contemplated that the Amendment will be adopted by each of the Partnerships by consent twenty
(20) business days from the date hereof, such consent to be accomplished by the exercise of irrevocable proxies previously given to the managing general partner of each of the Partnerships by the limited partners pursuant to the terms of the Settlement Agreement described below. Under the Settlement Agreement, limited partners of Partnership I owning 98.45% of the limited partnership interests of Partnership I and limited partners of Partnership II owning 97.88% of the limited partnership interests of Partnership II granted such irrevocable proxies to the managing general partner of their respective Partnerships to approve the Amendment.

         Pursuant to Section 18(b) of each of the Partnership Agreements, the consent to an amendment by limited partners owning fifty-one percent (51%) or more of the limited partnership interests of such Partnership is sufficient for the adoption of an amendment to the Partnership Agreement of that Partnership. Partnership I has issued a single class of limited partnership interests, consisting of 644 Units of interest. Partnership II has issued a single class of limited partnership interests, consisting of 268 Units of interest. No person or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) is the beneficial owner of five percent or more of either of the Partnership's limited partnership interests, except that, solely because of its shared voting power pursuant to the proxies given under the Settlement Agreement, VMSRIL could be deemed to be the beneficial owner of 98.45% of the limited partnership interests in Partnership I and 97.88% of the limited partnership interests in Partnership II.

         Under applicable state law, no dissenter's rights (i.e., rights of non-consenting security holders to exchange interests in the Partnerships for payment of their fair value) are available to any limited partner of either Partnership, regardless of whether such limited partner has consented to the adoption of the Amendment.

         The Venture will provide without charge to each person, including any limited partners of the Partnerships, to whom a copy of this Information Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Leslie Gesme, VMS Realty Partners, L.P., 630 Dundee Road, Suite 220, Northbrook, Illinois 60062 (telephone (847) 714-9600).

         This information statement should be read carefully as it describes certain substantial consequences of the Amendment including the following:

         - MAERIL, upon becoming substitute general partner, will have the authority, pursuant to the Settlement Agreement, to consent on behalf of a substantial majority of the limited partners to transfers of the Venture assets (including the sale of all or substantially all of the Venture's assets), subject to review of an oversight committee. See "Settlement Agreement's Relationship to the Partnerships -- Procedures for Disposition of Assets of Settling Limited Partnerships."

         - VMSRIL's resignation as general partner of the Partnerships and Prudential-Bache's resignation as general partner of Partnership I will relieve each of them of any liability for the obligations of the respective Partnerships of which they are currently general partners, which obligations are incurred subsequent to the date of its withdrawal.

         - The substitution of MAERIL is part of a series of transactions involving MAERIL's affiliates and VMSRIL and its affiliates pursuant to which VMSRIL and its affiliates will receive, and have received, significant compensation, including:

                 (a)      cash compensation in excess of $6 million;
                 (b) $500,000 of indemnification against certain potential claims;
                 (c) a covenant not to sue from a partnership affiliate of MAERIL which was VMSRIL's principal creditor.

         - The substitution will assist Insignia in performing its obligations pursuant to an agreement regarding the refinancing of the Venture's mortgage loans, in connection with which, if consummated, Insignia will receive at least $1.1 million of consideration. See "The Insignia Transaction -- The MF VMS Agreement."

SUMMARY OF THE INFORMATION STATEMENT

         The following summary is qualified by, and should be read in conjunction with, the more detailed information appearing elsewhere herein. Limited partners of the Partnerships are urged to read this Information Statement in its entirety. The Glossary contains an index of all defined terms used herein.

                 A.       AMENDMENT TO PARTNERSHIP AGREEMENTS

         Pursuant to the terms of the Settlement Agreement, an amendment to the terms of each of the Partnership Agreements will be adopted, providing that a general partner of such Partnership may withdraw as such without liability and may substitute its own successor, all without the further consent of the limited partners of such Partnership, provided that certain conditions are satisfied.(2) The proposed Amendments will be adopted upon VMSRIL's exercise of the proxies ("Proxies") granted to it by settling investors pursuant to the terms of the Settlement Agreement (which proxies were granted for the express purpose of, among other things, adopting the proposed amendment). See "Amendment To Partnership Agreements."

                 B. WITHDRAWAL OF PRUDENTIAL-BACHE AND TERMINATION OF ITS MINORITY GENERAL PARTNERSHIP INTEREST IN PARTNERSHIP I

         Following the adoption of the proposed amendment, Prudential-Bache will withdraw as a general partner of Partnership I and its general partnership interest will terminate. Prudential-Bache will withdraw as minority general partner of Partnership I pursuant to Section 2.02 of the Settlement Agreement. Prudential-Bache will receive no compensation or other consideration due to its withdrawal or the substitution of MAERIL as the general partner in place of VMSRIL. Furthermore, upon withdrawal, Prudential-Bache will retain no legal or beneficial interests in Partnership I. See "Amendment To Partnership Agreements."

                 C.       WITHDRAWAL OF VMSRIL AND SUBSTITUTION OF MAERIL

         VMSRIL, Strategic Realty Advisers ("SRA") (an affiliate of VMSRIL), certain other affiliates of VMSRIL (including VMS Realty Partners, L.P.), Insignia and an Insignia affiliate executed a letter of intent (the "Insignia Letter of Intent") dated November 16, 1993, contemplating, among other things, that the general partners (including VMSRIL) of all VMS syndicated partnerships other than those owning hotels (those that do not own hotels are referred





__________________________________

(2) These conditions generally require that (i) the substitute partner have experience in real estate management and be reasonably capitalized to serve as general partner and (ii) the substitution not result in the reclassification of the Partnership as an association taxable as a corporation for federal income tax purposes.

to as the "Syndicated Partnerships"), including the Partnerships, will withdraw as general partners and be replaced by MAERIL. MAERIL is a single purpose affiliate (a second tier wholly owned subsidiary) of MAE, a limited partnership
(a) in which Insignia owns a 19.13% limited partnership interest, (b) the general partner of which is solely owned by Andrew L. Farkas, the Chairman and Chief Executive Officer of Insignia and (c) in which Mr. Farkas individually holds substantial additional interests.(3) After consummation of certain of the transactions contemplated by the Insignia Letter of Intent, Insignia, MAE, MAERIL, VMSRIL and the VMS Principal Entities(4) entered into a binding agreement (the "Insignia Agreement") dated July 14, 1994 which terminated the Insignia Letter of Intent, and restructured certain of the then unconsummated transactions that had been contemplated by the Insignia Letter of Intent and provided for certain other agreements of the parties. Pursuant to the Insignia Agreement, MAERIL will become the substitute general partner of only the Selected Syndicated Partnerships(5), including the Partnerships, rather than all of the Syndicated Partnerships as originally contemplated in the Insignia Letter of Intent.

         The Insignia Letter of Intent also contemplated that each of the Syndicated Partnerships, including the Partnerships, was to retain (subject to certain limitations) an Insignia affiliate to provide all property and asset management services to such Syndicated Partnerships.(6) The





__________________________________

(3) Mr. Farkas is the sole stockholder of a corporation which is the general partner of MAP IV, which holds a 64.5% limited partnership interest in MAE; and owns the general partner in MAP V which holds a 9.5% limited partnership interest in MAE. He is also a stockholder in Insignia, directly and through MAP IV, MAP V, and certain other entities.

(4) "VMS Principal Entity" means each of VMSRP, Chicago Wheaton Partners, VMS Realty Investors, VMS Financial Services, VMS Financial Guarantee Limited Partnership and VMS Realty Guarantee Limited Partnership; "VMS Principal Entities" means every VMS Principal Entity, collectively.

(5) "Selected Syndicated Partnerships" means, collectively, the Partnerships, Boca Glades Associates, Ltd., Boca West Shopping Center Associates, Ltd., Four Quarters Habitat Apartments Associates, Ltd., Hearthwood Associates, Investors First-Staged Equity, L.P., Kendall Townhome Investors, Ltd., Lynnhaven Associates, Merrifields Apartments, Mount Regis Associates II, Pasadena Office Park Associates, Prudential-Bache VMS Realty Associates L.P. I, Scarlett Oaks Apartment Associates, Ltd., VMS Investors First-Staged Equity L.P. II, Woodhaven Associates and Yorktown Towers Associates.

(6) Most of the Syndicated Partnerships have retained Insignia or its affiliates to provide property and asset management services.
         However, pursuant to the Insignia Agreement, Insignia terminated its and its affiliates' rights and obligations to provide management services to the following Syndicated Partnerships: Fort Lauderdale Office Park Associates, Garden City Plaza Associates, Ltd., Jacksonville/Windsong Apartments Associates, Natick Village Apartment Associates, Oak Brook International Office Center Associates, Ramblewood Associates, 1600 Arch Investors, Ltd., 1600 Arch Limited Partnership, Valley View Associates, Valley View Associates II, Village Green Apartment-Townhome Associates, Woodmere Associates, Ltd. In addition, an Insignia affiliate will not provide management services with respect to one property formerly owned by VMS Investors First-Staged Equity LP II, which property was sold by such partnership following foreclosure proceedings.

Insignia Letter of Intent had contemplated that such Insignia affiliate would retain SRA to assist it in the provision of such management services; however, pursuant to the Insignia Agreement, SRA has been retained to assist in the provision of management services only to the Venture (and will not be retained to provide such services with respect to any of the other Syndicated Partnerships). The ownership of VMSRIL is set forth on Annex I. SRA is wholly owned by Joel A. Stone, who is the sole shareholder of one of the corporate partners of VMSRIL. See "The Insignia Transactions."

         By agreement dated June 13, 1997 (the "MF VMS Agreement"), Insignia entered into an agreement with MF VMS, L.L.C. ("MF VMS") to cooperate with one another for MF VMS to acquire and restructure all of the outstanding mortgage indebtedness of the Venture and of Investors First-Staged Equity, L.P ("IFSE"). MF VMS already holds, by assignment, all of the outstanding mortgage indebtedness of the Venture and IFSE, other than 13 first mortgage loans, with an outstanding principal balance as of July 31, 1997 of approximately $33 million (of which 11 such loans with an outstanding principal balance as of July 31, 1997 of approximately $20.5 million relate to the Venture). Additionally, Insignia agreed, among other things, to use commercially reasonable efforts to amend its property management agreements with respect to the Venture's and IFSE's properties. Furthermore, Insignia will use commercially reasonable efforts to cause the asset management agreement between the Venture and an Insignia affiliate to be amended, and will seek to have the Plan amended to the Venture to retain its properties and to permit consummation of the transactions contemplated pursuant to the MF VMS Agreement. In connection with these transactions, Insignia has received, and has the right to receive, significant cash consideration from MF VMS. See "The Insignia Transaction - The MF VMS Agreement."

         The mortgage documents with respect to the Venture's properties prohibit the substitution of MAERIL as general partner of the Partnerships without the consent of the mortgage lenders. MF VMS has granted its consent with respect to all of the debt of the Venture held by it. However, consents from the holders of the eleven remaining senior mortgage loans have not been actively been pursued by the Venture, although the Venture intends to seek the consent of its remaining mortgage lenders prior to the consummation of the substitution of MAERIL for VMSRIL as general partner of the Partnerships and withdrawal of Prudential-Bache as a minority general partner of Partnership I. However, the Partnerships intend to proceed with the withdrawal and substitution transactions whether or not it receives such consents, which might give any non-consenting lenders a right to declare a default and attempt to exercise their remedies, including foreclosing upon the mortgaged properties.

                 D.       SETTLEMENT AGREEMENT

         The Settlement Agreement dismissed all settling defendants, including the Partnerships and the Venture, from certain actions brought by and on behalf of certain purchasers of limited partnership interests in approximately 100 VMS-sponsored syndicated limited partnerships ("Settling Limited
Partnerships"), including the Partnerships:

                          1.      Release

         The investors who participated in the Settlement Agreement ("Settling Class Members") thereby released the settling defendants from any and all claims which they might have against the settling defendants relating to the Settling Limited Partnerships, as well as defenses to collection actions related to notes given by Settling Class Members in connection with the purchase of their interests in such partnership. See "Settlement Agreement, the Plan and Their Relationship To The Partnerships."

                          2.      Settlement Proceeds

         An aggregate amount of $23,500,000 in cash was initially paid on behalf of both the VMS-related settling defendants and the Prudential-Bache-related settling defendants. (An additional $1,050,000 in cash was initially paid on behalf of Settling Class Members related to Mutual Benefit Financial Services Co. and MB Investment Properties, Inc. (collectively, "Mutual Benefit Settling Defendants"), although none of these proceeds were allocated to the Partnerships.) Additionally, upon the disposition of assets owned by the Settling Limited Partnerships, VMSRIL and certain of its affiliates have paid (net of certain deductions) a percentage of certain payments they have received as a result of such dispositions (including, without limitation, repayments of certain amounts loaned to the Settling Limited Partnerships), into the settlement fund created for the benefit of the Settling Class Members. In the future, a percentage of certain amounts (without deductions) that would have been received by VMSRIL's affiliates in the event of a disposition of assets owned by the Settling Limited Partnerships will be paid to such settlement fund. Additional consideration for the Settling Class Members has also been provided by the settling defendants. See "Settlement Agreement, the Plan and Their Relationship To The Partnerships - Terms of the Settlement Relating to the VMS Settling Defendants; and - Terms of the Settlement Agreement Relating to the Prudential-Bache Settling Defendants."

                          3.      Allocation of Settlement Proceeds

         The Partnerships are collectively allocated 10.78 percent of the net settlement proceeds paid on behalf of the VMS-related settling defendants (approximately 8.28 percent to Partnership I and approximately 2.50 percent to Partnership II) and 18.15 percent of the net settlement proceeds paid on behalf of the Prudential-Bache-related settling defendants (all of which is allocated to Partnership I). See "Settlement Agreement, The Plan And Their Relationship To The Partnerships - Allocation of Settlement Proceeds."

                          4. Procedures for Disposition of Assets of Settling Limited Partnerships

         In addition to empowering the managing general partner of each of the active Settling Limited Partnerships to cause adoption of the Amendment, the Proxies also grant each managing general partner the power to consent on behalf of a Settling Investor who is a limited partner of such partnership to the disposition of any or all of the assets of such partnership. Therefore, for each Settling Limited Partnership, including the Partnerships, in which the managing general partner holds proxies representing a sufficient percentage of the limited partnership interests pursuant to the terms of such partnership's partnership agreement, no further approval of the limited partners of such partnership is required to dispose of any or all of its assets.

         However, except as indicated below, all dispositions of assets owned by Settling Limited Partnerships will be subject to review by an oversight committee (the "Oversight Committee") consisting of counsel for the class of Settling Class Members and any other person that such counsel shall designate. The Oversight Committee has the right to challenge in court a proposed disposition based on the inadequacy of the consideration being paid or other business considerations deemed appropriate by the Oversight Committee. If the Oversight Committee challenges a proposed disposition, it will not occur until the Court rules on such challenge.

         The Settlement Agreement provides that if a Settling Limited Partnership is a debtor under the Bankruptcy Code, and the applicable United States Bankruptcy Court has approved the sale or other disposition of real property and/or other assets owned by that debtor, such approval shall automatically constitute an irrevocable approval of such sale or other disposition by the Oversight Committee. Since the Venture was in bankruptcy, certain transfers pursuant to the Plan (including the abandonment of certain properties to the lien holders thereon) were made in reliance upon approval of the Bankruptcy Court rather than by the Oversight Committee. See "Settlement Agreement, The Plan And Their Relationship To The Partnerships - Procedures for Disposition of Assets of Settling Limited Partnerships." The Bankruptcy Court, however, did not specifically approve any further asset dispositions, and thus, Oversight Committee review of future asset dispositions by the Venture will be necessary.

                          5. Effect On Fees, Distributions and Allocations of Profits and Losses to General Partners

         The Settlement Agreement does not increase the fees which a general partner of a syndicated limited partnership was entitled to receive prior to the Settlement Agreement. However, following VMSRIL's withdrawal from, and transfer of its general partnership interests in, the Partnerships, partnership distributions of profits and losses attributable to VMSRIL's general partnership interests in the Partnerships will be received by MAERIL as the transferee of those general partnership interests. See "Settlement Agreement, The Plan And Their Relationship To The Partnerships - Effect on Fees, Distributions and Allocations of Profits and Losses to General Partners of Settling Limited Partnerships."

                 E.       SUMMARY OF CONFLICTS OF INTEREST

         The substitution of MAERIL is part of a series of transactions involving MAERIL's affiliates and VMSRIL and its affiliates pursuant to which VMSRIL and its affiliates will receive, and have received, significant compensation, including:

         (a)     cash compensation in excess of $6 million;

         (b)     $500,000 of indemnification against certain potential claims;
and

         (c) a covenant not to sue from a partnership affiliate of MAERIL which was the principal creditor of VMSRIL. MAERIL's affiliate (ISLP) acquired this debt (which aggregated $37,270,000 as of January 1, 1994) on November 16, 1993 from EAB (as defined below) for $1,100,000. Additionally, such partnership purchased approximately $16,150,000 of VMSRP debt held by EAB for a price of $400,000 and approximately $23,750,000 of VMSRP debt held by Marine Midland for a price of $620,000. See "The Insignia Transactions."

         Pursuant to the Partnership Agreements, absent the Proxies and the Amendment, there would be certain substantial limitations on the authority of a general partner to withdraw and substitute a new general partner. However, the proxies and the Amendment effectively eliminate these limitations, permitting the general partners to freely withdraw and substitute a new general partner so long as the withdrawal conditions specified in the Settlement Agreement have been satisfied. As a result, although any substitute general partner must meet the withdrawal conditions, the existing general partner might be motivated in the selection of a substitute general partner by factors other than the successor's qualifications to serve as a substitute general partner, such as the consideration to be received from such successor and the speed with which the substitution of the successor can be accomplished. Additionally, in order to facilitate its withdrawal, a general partner could cause the Venture to confer benefits upon a successor and its affiliates which might not be in the best interests of the Partnerships. See "Conflicts of Interest."

         As a result of the transactions contemplated by the Insignia Agreement and the Plan, MAERIL and its affiliates, rather than VMS Realty Partners, L.P. ("VMSRP") and its affiliates, may receive substantial benefits from the proceeds of sales of the Venture's assets, which benefits would not be shared with the Limited Partners of the Partnerships. Pursuant to the Insignia Agreement, ISLP may acquire from the liquidating trusts created pursuant to the CRA (as defined below) certain claims the liquidating trusts had previously acquired from the VMS Principal Entities. These claims include the claims of VMSRP and certain other affiliates of the Venture against the Venture (the "Transferred Claims"), which, pursuant to the Plan, must be paid in full before any proceeds from property sales are distributed to the Partnerships. MAERIL, as general partner of the Partnerships, would have the ability to cause the Venture to raise funds to pay the claims currently owned by the liquidating trusts by selling some or all of the Venture's property, even though the proceeds might not be sufficient after payment of the Transferred Claims to result in distributions to the Partnerships. MAERIL could be motivated to sell properties quickly, or at a time when the market for such properties is unfavorable, if selling such properties at such time would produce a favorable return on ISLP's investment, despite the fact that such a sale would yield no, or only a small, distribution to the Partnerships. See "Settlement Agreement, The Plan And Their Relationship To The Partnerships - Terms of the Settlement Relating to VMS Settling Defendants - Waiver of Interest Under Assignment Notes and Wrap Notes and Treatment under the Plan." Pursuant to the Insignia Agreement, SRA could have an interest in certain of the funds received by ISLP with respect to such claims. See "The Insignia Transactions - Compensation of VMSRIL Affiliate."

         The Plan provides certain protections against such conflicts, including a requirement that the Venture may only sell any or all of the 17 properties it will retain following final consummation of the Plan if, among other things, such sales are for fair value to bona fide third parties not affiliated with the Venture, its asset manager or certain others, including SRA. In addition, Oversight Committee review will also provide some protection from the effects of such conflicts. See "Conflicts Of Interest."
Nevertheless, the Plan will not protect the limited partners from the ability of MAERIL to sell properties during unfavorable market conditions at a price which is fair given the then prevailing market conditions.

                 F.       ADVERSE EFFECTS ON LIMITED PARTNERS
                          AND BENEFITS TO RESIGNING GENERAL PARTNERS

         A potentially adverse effect of the Amendment on the Limited Partners is that Prudential-Bache will be able to withdraw as a general partner of Partnership I, and VMSRIL will be able to withdraw as a general partner of both of the Partnerships. Prudential-Bache's resignation as a general partner of Partnership I will relieve it of any liability for the obligations of Partnership I and the Venture incurred subsequent to the date of its withdrawal as a general partner of Partnership I. VMSRIL's resignation as a general partner of Partnerships will relieve it of any liability for the obligations of the Partnerships and the Venture incurred subsequent to the date of its withdrawal. However, despite their withdrawals, Prudential-Bache and VMSRIL will remain liable for liabilities, if any, which arose prior to their respective withdrawals; provided that Prudential-Bache and VMSRIL will not be liable for any such liability if (i) they otherwise would not have been liable for such liability had they not withdrawn or (ii) the assets of the respective Partnerships are sufficient to satisfy such liability. Under the terms of the Partnership Agreements, however, neither Prudential-Bache nor VMSRIL, in their capacities as general partners of the respective Partnerships, would have an obligation to make additional contributions to, or assume additional liabilities of, the Partnerships. Additionally, Prudential-Bache and VMSRIL have been released from certain claims pre-dating their respective withdrawals pursuant to the terms of the Settlement Agreement. See "Settlement Agreement, The Plan And Their Relationship To The Partnerships." Furthermore, as the substitute general partner in the Partnerships, MAERIL will be liable, to the same extent VMSRIL and/or Prudential-Bache would have been, absent their respective withdrawals, with respect to obligations of the Partnerships and the Venture incurred following MAERIL's substitution as general partner.


         MAERIL will receive VMSRIL's general partnership interests in the Partnerships, and any distributions and fees attributable to such interests after the date of the transfer of such general partnership interests. VMSRIL and certain of its affiliates have received benefits pursuant to the Insignia Letter of Intent, including a covenant not to sue given by ISLP, and have and, in the future, will receive benefits pursuant to the Insignia Agreement; these benefits include substitution of MAERIL for VMSRIL as general partner of the Partnerships, retention of SRA to perform certain management services for the Partnerships and certain other monetary benefits. See "The Insignia Transactions." Prudential-Bache will not receive any compensation or other consideration by reason of its withdrawal nor will it retain any legal or beneficial interests in Partnership I following withdrawal.

         Additionally, with the proxies granted in connection with the Settlement Agreement, the managing general partner (MAERIL after its substitution as such) can consent on behalf of each Settling Class Member to any sale, lease, assignment, exchange or other transfer or conveyance of the assets of the Venture, subject to review of the Oversight Committee and certain restrictions pursuant to the Plan. See "Settlement Agreement, The Plan And Their Relationship to the Partnerships - Procedures for Disposition of Assets of Settling Limited Partnerships" and "The Insignia Transactions."

            G.       DEVELOPMENTS AFFECTING VMSRIL AND ITS AFFILIATES

         As previously disclosed in the Venture's public filings, VMSRIL, the Partnerships' managing general partner, and certain of its affiliates had experienced severe liquidity problems. VMSRIL's liability to its principal creditor, European American Bank ("EAB"), substantially exceeded the realizable value of VMSRIL's assets. However, these problems have now been addressed by the receipt by VMSRIL of a covenant not to sue from a partnership in which Insignia is the general partner, which purchased VMSRIL's debt to its principal creditor, as well as by the execution of certain creditor agreements described below. See "The Insignia Transactions" and "Recent Developments Affecting VMS Realty Partners And Its Affiliates."

            H.       RECENT DEVELOPMENTS AFFECTING PRUDENTIAL BACHE

         In October 1993, an affiliate of Prudential-Bache, Prudential Securities Incorporated ("PSI"), settled without admitting or denying the allegations contained therein, civil and administrative proceedings, with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and various state regulators (the "SEC Settlement"). These proceedings concerned, among other things, the sale by PSI of limited partnership interests, including interests in the Partnerships, during the period 1980 through 1990.

         On or about October 18, 1993, a putative class action, captioned Kinnes et al. v. Prudential Securities Group, Inc. et al. (CV-93-654), was filed in the United States District Court for the District of Arizona, purportedly on behalf of Investors in Partnership I, against Partnership I, PSI and a number of other defendants. Plaintiffs alleged violation of the federal Racketeer Influenced and Corrupt Organizations Act ("RICO") statutes, breach of fiduciary duty, fraud and deceit, and negligence, and demanded an accounting. Plaintiffs sought unspecified compensatory, punitive and treble damages, and rescission, including costs and attorneys' fees, but the only relief sought against Partnership I was an accounting. PSI and the other PSI-related defendants filed a motion to dismiss on December 22, 1993.

         By order of the Judicial Panel on Multi-district Litigation dated April 14, 1994, the Kinnes case, together with a number of other actions not involving Partnership I, was transferred to a single judge of the United States District Court for the Southern District of New York and consolidated for pretrial proceedings under the caption In re Prudential Securities Incorporated Limited Partnerships Litigation (MDL Docket 1005).

         On June 8, 1994, plaintiffs in the transferred cases filed a complaint that consolidated the previously filed complaints and named as defendants, among others, PSI and certain of its present and former employees. Partnership I was not named as a defendant in the consolidated complaint, but the name of Partnership I was listed as being among the limited partnerships at issue in the case.

         On August 9, 1995, PSI and other defendants entered into a Stipulation and Agreement of Partial Compromise and Settlement with legal counsel representing plaintiffs in the consolidated actions. The court preliminarily approved the settlement agreement by order dated August 29, 1995 and, following a hearing held November 17, 1995, found that the agreement was fair, reasonable, adequate and in the best interests of the plaintiff class. The court gave final approval to the settlement, certified a class of purchasers of specific limited partnerships, including Partnership I, released all settled claims by members of the class against the PSI settling defendants and permanently barred and enjoined class members from instituting, commencing or prosecuting any settled claim against the released parties. The full amount due under the settlement agreement has been paid.

         In an unrelated matter on October 27, 1994, PSI entered into cooperation and deferred prosecution agreements (the "Agreements") with the Office of the United States Attorney for the Southern District of New York (the "U.S. Attorney"). The Agreements resolved a grand jury investigation that had been conducted by the U.S. Attorney into PSI's sale during the 1980's of the Prudential-Bache Energy Income Fund oil and gas limited partnerships (the "Income Funds"). In connection with the Agreements, the U.S. Attorney filed a complaint charging PSI with a criminal violation of the securities laws. In its request for a deferred prosecution, PSI acknowledged to having made certain misstatements in connection with the sale of the Income

Funds. Pursuant to the Agreements, the U.S. Attorney will defer any prosecution of the charge in the complaint for a period of three years, provided that PSI complies with certain conditions during the three-year period. These include conditions that PSI not violate any criminal laws; that PSI contribute an additional $330 million to a pre-existing settlement fund; that PSI cooperate with the government in any future inquiries; and that PSI comply with various compliance-related provisions. If, at the end of the three-year period, PSI has complied with the terms of the Agreements, the U.S. Attorney will be barred from prosecuting PSI on the charges set forth in the complaint. If, on the other hand, during the course of the three-year period, PSI violates the terms of the Agreements, the U.S. Attorney can elect to pursue such charge.

         In addition to the foregoing, in the ordinary course of PSI's business, it receives inquiries and document requests from various states and regulatory authorities concerning the sales activities of certain of its employees, some of which have in the past and may in the future relate to the Settling Limited Partnerships.

AMENDMENT TO PARTNERSHIP AGREEMENTS

         Attached as Exhibit A to this Information Statement is a copy of the text of the Amendment. The Amendment, in the case of each of the Partnerships, provides that notwithstanding any provisions to the contrary in the Partnership Agreement of such Partnership or the private placement memoranda by which such Partnership was syndicated in 1984 and 1985, each general partner of such Partnership may

               (i) withdraw, without liability for such withdrawal, from such Partnership (whether by resignation or retirement or by the transfer, sale, assignment, pledge, encumbrance or other disposition of such general partner's general partnership interest in such Partnership) and

               (ii) substitute one or more successor general partners,

without obtaining, with respect to both (i) and (ii) above, any further consent of the limited partners of such Partnership, and without satisfying any other conditions to the withdrawal and substitution of general partners other than satisfaction of the Withdrawal Conditions.(7)





__________________________________

(7) The Amendment will amend each of the Partnership Agreements by adding a provision that will override any other provisions of such Partnership Agreement that would otherwise prohibit or restrict the substitution of a new general partner despite satisfaction of the Withdrawal Conditions. The provision of each of the Partnership Agreements which is most directly overridden by the Amendment is
         Section 20(a), which provides:

                          (a) Prohibited Withdrawal by a General Partner. Subject to the provisions of Section 20(b), the General Partners hereby covenant that they shall not take any action which constitutes their Withdrawal (other than death, disability or incompetency) from the Partnership. The Partners agree that, subject to the foregoing, if, without such prior consent, the General Partners take any such action, the Limited Partners shall be entitled to receive from the General Partners, as a partial measure of the damages resulting from such Withdrawal (without limiting the right of the Partnership or the Limited Partners to recover any other damages incurred by it or them), the tax cost to the Partnership and the Limited Partners of any reclassification of the Partnership as an association taxable as a corporation for Federal income tax purposes resulting therefrom and the expenses (including reasonable attorneys' fees) of defending against an attempted reclassification of the Partnership.

         Notwithstanding adoption of the Amendment, Section 20(a) will remain in effect with respect to any withdrawal by a general partner which does not satisfy the Withdrawal Conditions.

"Satisfaction of the Withdrawal Conditions" shall be deemed to have occurred with respect to the withdrawal of a general partner of a Partnership if such general partner reasonably determines that (x) the proposed withdrawal will not result in the reclassification of such Partnership as an association taxable as a corporation for Federal income tax purposes; and (y) any proposed substitute general partner has experience in real estate management and is reasonably capitalized to carry out its duties and obligations as general partner. Promptly after the Amendment satisfying the withdrawal conditions that allows the withdrawal of the general partner and the substitution of a successor general partner is effected, Prudential-Bache shall withdraw as minority general partner without substitution of a successor minority general partner in its place.

         In addition to satisfaction of the Withdrawal Conditions, the Plan requires receipt of the written consent of ContiTrade Service Corporation ("ContiTrade"), a creditor of the Venture, as a condition to any change in control of the Venture or the Partnerships (unless the new controlling party is an entity (a) in which Joel Stone owns a 51% equity interest and (b) is controlled by Joel Stone and/or Scott Lager), which consent may not be unreasonably withheld. By an order of the bankruptcy court entered on October 31, 1995, the transfer of the general partnership interests in the Partnerships was approved, without the necessity of any further consent. However, the Bankruptcy Court conditioned its order upon certain conditions, including that
(i) the transfer does not impair any rights of any of the Venture's Secured Creditors or ContiTrade with respect to their claims, (ii) the transfer does not affect the validity or priority of any liens of such parties or performance of the Venture's obligations under the Plan, (iii) any subsequent transfers of the general partnership interests in the Partnerships will require ContiTrade's consent, which will not be unreasonably withheld, provided that no consent will be required with respect to a transfer to an entity in which Mr. Farkas, his immediate family or Insignia owns or controls (individually or collectively) at least 51% of the voting rights of that entity. Certain other consents required pursuant to the terms of certain agreements relating to the Venture's properties have been requested. See footnote 15 and accompanying text.

         It is contemplated that, after the effectiveness of the Amendment, VMSRIL will withdraw as a general partner of both of the Partnerships by transferring its general partnership interests to MAERIL and that simultaneously therewith Prudential-Bache will withdraw as minority general partner of Partnership I pursuant to Section 2.02 of the Settlement Agreement thereby terminating its general partnership interest in Partnership I. Satisfaction of the Withdrawal Conditions with respect to such withdrawals has occurred, given that: (i) with respect to the Withdrawal Condition set forth in clause (x) of the last sentence of the preceding paragraph VMSRIL has reasonably determined that its respective contemplated withdrawals through the assignment of its general partnership interests to MAERIL will not result in the reclassification of the respective Partnerships as an association taxable as a corporation for Federal income tax purposes and Prudential-Bache has reasonably determined that its withdrawal is a minority general partner from Partnership I will not result in the reclassification of Partnership I as an association taxable as a corporation for Federal income tax purposes; and (ii) with respect to the condition set forth in clause (y) of the last sentence of the preceding paragraph based upon VMSRIL's conclusion that MAERIL has (a) substantial experience in real estate management, and (b) a reasonable amount of capital to carry out its duties and obligations as a general partner.

         Although MAERIL had a stockholder's deficit of $184,000 as of June 30, 1997, this deficit is principally attributable to (i) amortization of the difference between the carrying value and MAERIL's share of the partnership net deficits of the partnerships in which it has become the general partner and
(ii) its equity interest in the losses recognized by such partnerships (many of which result from obligations for which, because of their non-recourse nature or incurrence prior to MAERIL becoming general partner, MAERIL is not directly liable). Additionally as reflected in footnote 1 to MAERIL's balance sheet, MAE and Insignia are parties to an agreement dated August 13, 1993 and terminating April 15, 2018, pursuant to which Insignia has agreed to perform all certain functions for MAE and each of its affiliates and controlled subsidiaries, which includes MAERIL. Under this same agreement, MAE and its affiliates (including MAERIL) engage Insignia to perform property and asset management for partnerships in which they serve as general partner. See "The Insignia Transaction -- Insignia, MAE and MAERIL". Based upon these factors, VMSRIL has concluded that MAERIL has the wherewithal and access to the necessary expertise to carry out its duties and obligations as general partner of the Partnerships. See "The Insignia Transactions -- Insignia, MAE and MAERIL", MAERIL's audited balance sheet, which is attached hereto as Exhibit F and the letter from MAERIL to VMSRIL attached hereto as Exhibit G. Both Exhibit F and Exhibit G are incorporated herein by reference in their entirety.

         The Proxies, which will be used to approve the Amendments, were granted pursuant to the terms of the Settlement Agreement. The Settlement Agreement, as amended, was approved on July 2, 1991 by Judge Zagel of the United States District Court for the Northern District of Illinois and permits the withdrawal of the general partners of each of the Partnerships. Limited partners of Partnership I owning 98.45% of the limited partnership interests and limited partners of Partnership II owning 97.88% of the limited partnership interests are Settling Class Members that have granted, through the Settlement Agreement, irrevocable proxies, containing the terms set forth in Exhibit B attached hereto, consenting to the Amendment. Pursuant to Section 2.02 of the Settlement Agreement, the managing general partner of each of the Partnerships is required to vote the Proxies in favor of the Amendment. (The Settlement Agreement contains similar provisions relating to each of the other Active Limited Partnerships; a list of the Active Limited Partnerships is attached as Exhibit C hereto.)

         The Proxies also grant to the managing general partner of each of the Partnerships the right of each of the limited partners of such Partnership who is a Settling Class Member to consent or object to the disposition of the assets of the Venture, as more fully described in "Settlement Agreement, The Plan And Their Relationship To The Partnerships -- Procedures for Disposition of Assets of Settling Limited Partnerships," below.

SETTLEMENT AGREEMENT, THE PLAN AND THEIR RELATIONSHIP TO THE PARTNERSHIPS

         The Settlement Agreement resolved the claims asserted in thirty-eight actions filed by investors in limited partnerships against VMSRP and certain entities and individuals related to VMSRP which were consolidated for pretrial and discovery purposes under the caption In Re VMS Limited Partnership Securities Litigation, Case No. 90 C 2412 (U.S. District Court, N.D. Illinois) ("Consolidated Actions"). In connection with the negotiations of a class action settlement, the "New Action" was filed in the Court on behalf of all investors who purchased an interest in any of approximately 100 non-publicly-traded VMS-sponsored syndicated limited partnerships prior to December 31, 1989.

         The Settlement Agreement became effective on August 12, 1991. The Court's July 2, 1991 order granting final approval of the Settlement Agreement dismissed with prejudice all settling defendants, including the Partnerships and the Venture, from all Consolidated Actions and dismissed the "New Action". The settling defendants(8) included those defendants in the





__________________________________

(8) The settling defendants include: (i) Prudential Securities Incorporated (including its predecessor Prudential-Bache Securities, Inc.) and Prudential-Bache Properties, Inc. (collectively, "Prudential-Bache Settling Defendants"), (ii) the Mutual Benefit Settling Defendants, (iii) Industrial Indemnity Co. and Financial Guaranty Associates, Inc. (collectively, "Industrial Indemnity Settling Defendants"), (iv) the individuals and entities related to VMS, including the Partnerships and the Venture, listed on Exhibit D attached hereto (collectively, "VMS Settling Defendants") and (v) Continental Casualty Company ("CNA Settling Defendants"). As used herein, the term "Settling Defendants" means VMS Settling Defendants, Prudential-Bache Settling Defendants,Mutual Benefit Settling Defendants, Industrial Indemnity Settling Defendants and CNA Settling Defendants.

Consolidated Actions that had reached a Settlement Agreement with the Settling Class Members. The "Settling Class Members" are those eligible investors who did not elect to be excluded from the Settlement Agreement.

         As part of the Settlement Agreement and in exchange for the payments and other consideration offered by the Settling Defendants (as more fully described below), the Settling Class Members released the Partnerships, the general partners of the Partnerships and certain of their respective affiliates from any and all claims of all kinds, including, but not limited to, known and unknown claims relating to any matters that were or might have been asserted in the New Action, in any of the Consolidated Actions, in any action which was or could have been commenced by any Industrial Indemnity Settling Defendant or a Settling Limited Partnership against any of the Settling Class Members under the terms of his Investor Note,(9) Partnership Amendment to Note,(10) or NRP Forbearance Agreement,(11) in any court or forum whatsoever, which in any way relate to the Settling Limited Partnerships, including but not limited to such claims relating to the marketing, purchase or sale of interests in the Settling Limited Partnerships (listed on Exhibit D hereto), the operation and management of the Settling Limited Partnerships and/or the sale of real property or other assets owned by the Settling Limited Partnerships, as well as releasing defenses to collection actions related to Investor Notes. The release does not cover any claims to enforce the terms of the Settlement Agreement.

         The following summarizes the terms of the Settlement Agreement which, in addition to the granting of the Proxies and the withdrawal of Prudential-Bache and VMSRIL described above, may be material to the Partnerships or the limited partners of each of the Partnerships who are Settling Class Members. It further summarizes the effect of the Plan on the Partnerships and its interaction with the Settlement Agreement.





__________________________________

(9) The term "Investor Note" means any note executed by a Settling Class Member as consideration for the acquisition of any interest in a Settling Limited Partnership.

(10) The term "Partnership Amendment to Note" means the agreement pursuant to which such Settling Class Member (other than those who are limited partners of the Partnerships and whose Investor Notes are bonded in part by Industrial Indemnity) had the option of refinancing his obligation to the Settling Limited Partnership under the Investor Note.

(11) The term "NRP Forbearance Agreement" means the agreement pursuant to which each Settling Class Member who is a limited partner of the Partnerships and whose Investor Notes are bonded in part by Industrial Indemnity Co. had the option of refinancing his obligation to the Settling Limited Partnership under the Investor Note.

                 A.       ALLOCATION OF SETTLEMENT PROCEEDS

         On March 10, 1992, the law firms of Beigel & Sandler, Ltd. and Kohn, Klein, Nast & Graf (collectively, "Class Counsel") presented to the Court a proposed plan of distribution of the net settlement fund among the Settling Class Members. The plan allocates a percentage of the net proceeds from the VMS Settling Defendants, the Prudential-Bache Settling Defendants and the Mutual Benefit Settling Defendants to each Settling Limited Partnership, except as indicated below. Each Settling Limited Partnership's specific portion of the net settlement fund is then allocated among the Settling Class Members who purchased interests in that Settling Limited Partnership, based on their respective ownership interests and whether they purchased their interests from Prudential-Bache or Mutual Benefit. Pursuant to the terms of the Settlement Agreement, the plan allocates the net proceeds from the Prudential-Bache Settling Defendants and the Mutual Benefit Settling Defendants only to Settling Class Members who purchased interests in Settling Limited Partnerships through the Prudential-Bache Settling Defendants or the Mutual Benefit Settling Defendants, respectively, and only as to those interests; the net proceeds from the VMS Settling Defendants are allocated among all Settling Class Members.

         The Partnerships are collectively allocated 10.78 percent of the net settlement proceeds paid on behalf of the VMS Settling Defendants (to be allocated approximately 8.28 percent to Partnership I and approximately 2.50 percent to Partnership II) and 18.15 percent of the net settlement proceeds paid on behalf of the Prudential-Bache Settling Defendants. Since the Prudential-Bache Settling Defendants sold interests in Partnership I, but not in Partnership II, the foregoing net proceeds paid on behalf of the Prudential-Bache Settling Defendants are allocated only to Partnership I. Because the Mutual Benefit Settling Defendants did not sell any interests in either Partnership, neither Partnership is allocated a percentage of the net settlement proceeds paid on behalf of these defendants.

         On March 23, 1992, the Court approved a form of notice to be mailed to all Settling Class Members describing the plan of allocation proposed by Class Counsel and informing them of their right to object to the proposed plan at a hearing before the Court scheduled for May 18, 1992. At the hearing, the Court heard argument by Class Counsel in favor of the proposed plan and objections from certain Settling Class Members. By order dated May 21, 1992, the Court overruled the objections and found the proposed plan to be fair, adequate and reasonable.

         Pursuant to the terms of the Settlement Agreement, none of the VMS Settling Defendants, the Prudential-Bache Settling Defendants or the Mutual Benefit Settling Defendants participated in or had any responsibility with respect to the allocation process.

         All initial distributions of settlement proceeds paid on behalf of the VMS Settling Defendants, the Prudential-Bache Settling Defendants and the Mutual Benefit Settling Defendants have been made. Additional distributions may potentially be made if additional net settlement proceeds are received.

         To the extent a Settling Class Member owed past due or future payments to either a Settling Limited Partnership under an Investor Note and/or Industrial Indemnity Co. or Continental Casualty Company (because his Investor Note was bonded in whole or in part by Industrial Indemnity Co. or Continental Casualty Company), any cash distribution to which the Settling Class Member would otherwise have been entitled from the settlement was paid instead to the Settling Limited Partnership and/or surety to whom the payment is due. The above is true whether or not the Settling Class Member elected to execute a forbearance agreement and amendment to note. For Settling Class Members with past due or future payments owed under an Investor Note who did not execute a forbearance agreement and amendment to note, such payments were applied first to unpaid interest, then to unpaid principal. For Settling Class Members who did execute a forbearance agreement and amendment to note, such payments were applied first to unpaid principal, then to unpaid interest. See "-- Amendment of Investor Notes."

                 B.       AMENDMENT OF INVESTOR NOTES

         The Settling Limited Partnerships, including the Partnerships, to whom Settling Class Members, including certain limited partners of the Partnerships, owed past due or future payments under Investor Notes, offered those Settling Class Members the option to make those payments on terms more favorable than originally provided in the Investor Notes. The more favorable terms include a revised repayment schedule, the reduction of penalty interest which had accrued or would accrue on past due or future payments and an agreement to forbear collection of such Investor Notes so long as such Settling Class Member performs its payment obligations under the forbearance agreement. A Settling Class Member may have been eligible to elect these more favorable terms even if its Investor Note was bonded in whole or in part by a surety. Eligible Settling Class Members who did not elect new terms for their Investor Notes remain liable for all past due or future payments under the original terms of their Investor Notes.

                 C. PROCEDURES FOR DISPOSITION OF ASSETS OF SETTLING LIMITED PARTNERSHIPS

         All sales and other dispositions of the real estate or other assets owned by the Settling Limited Partnerships, including the Partnerships, will be negotiated by and will be the responsibility of the respective managing general partners of the Settling Limited Partnerships which own such real estate or other assets.

         In addition to the power to vote for the Amendment (and similar amendments to the partnership agreements of other active Limited Partnerships), the Proxies also grant to the managing general partner of each active Limited Partnership an irrevocable power to consent on behalf of each Settling Class Member that is a limited partner of such active Limited Partnership to any sale, lease, assignment, exchange or other transfer or conveyance of any or all of the real property and/or other assets owned by such Settling Limited Partnership. Therefore, for those Settling Limited Partnerships, including the Partnerships, in which the managing general partner has received Proxies representing a sufficient percentage of the limited partnership interests pursuant to the terms of the partnership agreement of such Settling Limited Partnership, no further action and/or approval of the limited partners of such Settling Limited Partnership is required to dispose of an asset of such Settling Limited Partnership.

         However, sales or dispositions of assets owned by Settling Limited Partnerships will be subject to review by the Oversight Committee. The Oversight Committee consists of Class Counsel and any other persons or professionals Class Counsel shall designate. The Oversight Committee has the right to petition the Court to challenge a proposed sale or disposition based on the inadequacy of the consideration being paid or other business considerations deemed appropriate by the Oversight Committee. In the event such a petition is filed, the proposed sale or disposition will not be consummated until the Court rules on the petition.(12) The Settlement Agreement further provides, however, that if a Settling Limited Partnership (or a partnership of which Settling Limited Partnerships are the general partners) is a debtor under the Bankruptcy Code, and the applicable United States Bankruptcy Court has approved the sale or other disposition of the real property and/or other assets owned by that debtor, such approval shall automatically constitute an irrevocable approval of such sale or other disposition by the Oversight Committee.

         Under the Settlement Agreement, the Oversight Committee's purpose is to protect the interests of the Settling Class Members, which may, in some circumstances, diverge from the interests of certain of the limited partners of the Settling Limited Partnership in question. The Oversight Committee's structure results in the limited partners of all the Settling Limited Partnerships relying, as a replacement of their right to vote on certain sales of property by their Settling Limited Partnership, on the Oversight Committee's ability to judge the adequacy of





__________________________________

(12) To date, of approximately 20 proposed property dispositions submitted to the Oversight Committee for approval, only two have been challenged by a member of the Oversight Committee. A proposed sale of the property owned by Lynnhaven Associates was challenged by Equity Resources Group, a former member of the Oversight Committee as to only those Settling Limited Partnerships in which it is a limited partner (which includes Lynnhaven Associates but neither of the Partnerships). Judge Zagel of the United States District Court for the Northern District of Illinois approved the sale of the Lynnhaven property over the objection of Equity Resources Group, in accordance with the terms of the Settlement Agreement. Equity Resources Group then appealed Judge Zagel's decision, and its appeal was dismissed by the United States Court of Appeals for the Seventh Circuit. The Oversight Committee also objected to a proposed transaction in which the mortgage loan on two office buildings owned by Eaton Canyon Partners was to be restructured. As a result of the objection, the restructuring was abandoned and the properties were foreclosed. Two of the Ventures properties were sold, and although the terms of such sales were provided to the Oversight Committee for approval and review, it did not choose to review either sale.

proposed transactions and its ability to demonstrate to the Court the imprudence of those it deems unsatisfactory.

         The members of the Oversight Committee are entitled to receive compensation from the settlement fund established by the Settling Defendants for the benefit of the Settling Class Members for the work which they perform in their capacity as members of the Oversight Committee. The members of the Oversight Committee must petition the Court in order to receive any such compensation. As of July 15, 1995 (the most recent date as of which the Venture has knowledge), members of the Oversight Committee had received aggregate compensation of approximately $50,000.

         The Plan contemplates that the Venture might sell one or more of the 17 properties retained by it following consummation of the Plan (and in fact provides that the Venture and two of its principal creditors will agree upon a method of liquidation of any remaining properties by January 15, 2000). The Plan, however, imposes further limits on the ability of the Venture to dispose of its assets. The Plan requires that any such sale may be consummated only if such sale is for fair value to a bona fide third party not affiliated with (i) the Venture, (ii) its asset manager (an Insignia affiliate), or (iii) any entity that is directly or indirectly controlled by Joel Stone or Scott Lager, or any entity in which Mr. Stone or Mr. Lager holds a direct or indirect equity interest of 10% or more (which would include SRA, VMSRIL and VMSRP). Furthermore, pursuant to the Plan, proceeds from the sale of any property are to be applied to the repayment of certain claims of the FDIC and of VMSRP, VMS Realty Management and other affiliates of the Venture (including Stout), which claims are to be paid in full prior to any distributions to the Venture.

         In accordance with the terms of the Plan, the Venture has abandoned 26 of the 43 properties it owned as of September 30, 1993 (the date of the Plan's effectiveness) to the Federal Deposit Insurance Corporation, which held liens on such properties. The last of these 26 properties were foreclosed upon by the Federal Deposit Insurance Corporation on May 13, 1996. Pursuant to the Settlement Agreement, the abandonment of such properties did not, and will not, require Oversight Committee review (and no such review was sought), as such transfers were explicitly approved by the Bankruptcy Court pursuant to its confirmation of the Plan. However, the Plan does not specifically approve any further asset sales, and thus Oversight Committee review will be necessary prior to the Venture's disposition of any of its remaining properties.

         The Partnership Agreements of each of the Partnerships require limited partner approval for the sale of all or substantially all of the assets of the Venture but not for sales of individual properties. Although sales of all or substantially all of the assets of the Venture may be approved by use of the Proxies, the Oversight Committee will review such sales pursuant to the Settlement Agreement unless they are approved by the Bankruptcy Court. In addition, the Plan precludes transfers which do not meet the requirements discussed above. Therefore, the sale of assets by the Venture will receive a level of review and meet certain standards, which, but for the

Settlement Agreement and the Plan, would not normally have been applicable. Additionally, VMSRIL, as the managing general partner of each of the Partnerships, intends to make sales in a manner consistent with its fiduciary duty, and MAERIL, upon becoming the sole general partner of the Partnerships, will have such fiduciary duties, as well.

         The Venture did sell two of the 17 retained properties, Carlisle Square Apartments (which had a net book value of $2,247,000) and Bellevue Towers Apartments (which had a net book value of $1,541,000), to unaffiliated parties on April 19, 1996 and April 30, 1996. The Venture received approximate net proceeds of $2,291,000 from the sale of Carlisle Square and $1,556,000 from the sale of Bellevue Towers Apartments. Although the Oversight Committee was informed the basic terms of both of these sales, it did not choose to review either sale. Currently, the Venture is not a party to any other contract for sale or letter of intent regarding the disposition of any material asset, nor is it in the process of negotiating such a disposition.

         Other than the Plan's provision that the Venture and its two principal creditors agree upon a method of liquidation by January 15, 2000, the Venture is not a party to any contract the sale or letter of intent regarding the disposition of all or substantially all of the Venture's assets. However, if at any time in the future, the Partnerships seek approval of the disposition of all or substantially all of the Venture's assets through the exercise of the Proxies, the Venture will issue an information statement notifying all limited partners of the Partnerships of such proposed disposition and the terms thereof. Any such sale, because it would not have been previously approved by the Bankruptcy Court, would require Oversight Committee review, and would also have to meet the requirements specified in the Plan discussed above.

         Pursuant to the MF VMS Agreement, Insignia has agreed to, among other things seek an amendment to the Plan to permit the Venture to regain its properties for the term of the mortgage debt restructured in accordance with the MF VMS Agreement. If successful, this would delay the ultimate liquidation of the Venture beyond January 15, 2000. See "The Insignia Transaction -- The MF VMS Agreement."

         Asset dispositions may result in adverse consequences to certain of the limited partners of each of the Partnerships as a result of tax recapture (i.e., recognition of taxable gain without an accompanying cash distribution). However, limited partners of each of the Partnerships could also experience tax recapture in the event of a foreclosure of property of the Venture or the giving of a deed in lieu of foreclosure.

                 D. EFFECT ON FEES, DISTRIBUTIONS AND ALLOCATIONS OF PROFITS AND LOSSES TO GENERAL PARTNERS OF SETTLING LIMITED PARTNERSHIPS

         The Settlement Agreement provides for certain actions to be taken which will affect the fees and expenses which a general partner of a Settling Limited Partnership or its affiliates are entitled to receive. A withdrawn general partner will cease to receive partnership distributions of profits and losses, as will be the case (i) upon Prudential-Bache's withdrawal as a general partner of Partnership I pursuant to terms of the Settlement Agreement and termination of its interest, and (ii) upon VMSRIL's withdrawal as a general partner of the Partnerships following the transfer of its interests as such to MAERIL. Thereafter, MAERIL will receive partnership distributions attributable to VMSRIL's general partnership interests. Additionally, certain of the Prudential-Bache Settling Defendants were parties to certain agreements to provide services, including, without limitation, general consulting services, to certain of the Settling Limited Partnerships, as well as to the Venture. No payments have been made to the Prudential-Bache Settling Defendants under these agreements since July, 1989; pursuant to the Settlement Agreement or otherwise these agreements have been terminated and, accordingly, no further payments are due thereunder to such Prudential-Bache Settling Defendants. Neither the Partnerships nor the Venture have entered into any new agreements relating to the same subject matter as those terminated since such services are either no longer required in conducting the business of the Partnerships or the Venture or are being fulfilled by the Partnerships or the Venture themselves.

         Finally, pursuant to the terms of the Partnership Agreements, the general partners of each of the Partnerships may receive reimbursement from such Partnership for expenses which they incur on behalf of such Partnership in connection with the implementation of the Settlement Agreement, which expenses might not have otherwise been incurred. VMSRIL does not expect that such expenses for which it will seek reimbursement from the Partnership will exceed $20,000. However, Prudential-Bache, which is a general partner in Partnership I, but not Partnership II, has advised Partnership I that it will not seek such reimbursement.

                 E. TERMS OF THE SETTLEMENT RELATING TO THE VMS SETTLING DEFENDANTS

                          1.      Initial Cash Payment

         $3,500,000 in cash has been paid on behalf of the VMS Settling Defendants (all of which are set forth in Exhibit E attached hereto) into the Escrow (as defined below) for the benefit of the Settling Class Members.

                          2.      Additional Cash Payments

         Upon the sale or other disposition of certain real estate or other assets owned by the Settling Limited Partnerships enumerated in Exhibit D, a percentage of the Entity Payments(13) resulting therefrom will be paid into an escrow for the benefit of Settling Class Members ("Escrow"). As of July 15, 1995, (the most recent date as of which the Venture has knowledge) approximately $1,000,000 had been paid into the Escrow. Payments that would have been Entity





__________________________________

(13) Entity Payments are generally sums paid to VMSRIL or a VMS Principal Entity by Settling Limited Partnerships as fees, repayments of obligations or for other purposes. See the Glossary for a more complete definition.

Payments if received by VMSRIL as general partner of the Partnerships, but that are received by MAERIL when it replaces VMSRIL as general partner, will result in an obligation of MAERIL to make the same percentage payment into the Escrow that VMSRIL would have made.(14)

         Settling Class Members will receive 15% of the first $90,000,000 of such Entity Payments and 20% of any such amounts over $90,000,000, until such time as the indebtedness of certain VMS Settling Defendants is paid off in full and all claims which creditors could bring related to the indebtedness are either released or satisfied. After such time, the Settling Class Members will receive 50% of any such cash distributions. However, based upon the current condition of the applicable real estate markets, there is no assurance as to the amount that may be realized from the disposition of assets owned by the Settling Limited Partnerships (or a partnership of which Settling Limited Partnerships are the general partners, including the Venture), and there is therefore no assurance as to the amount ultimately payable to the Escrow for the benefit of the Settling Class Members (see also " - Terms of the Settlement Relating to the Prudential- Bache Settling Defendants.")

         The Settlement Agreement did not limit the rights of Settling Class Members to receive cash proceeds to which they would be entitled under the terms of the limited partnership agreements of the Settling Limited Partnerships, including cash proceeds upon the sale or other disposition of the assets of the applicable Settling Limited Partnership. The portion of the Entity Payments described above which have been and will be deposited into the Escrow for the benefit of the Settling Class Members is cash which, in the absence of the Settlement Agreement, would have been distributed to certain VMS Principal Entities or VMSRIL. Absent the Settlement Agreement, this cash would not be distributed to any Settling Limited Partnership or any limited partners of a Settling Limited Partnership.

                          3. Waiver of Interest under Assignment Notes and Wrap Notes and Treatment under the Plan

         The VMS Principal Entities and VMSRIL have waived their right to collect interest accruing from April 10, 1991 on certain assignment notes and wrap notes. Such interest would have been payable upon the sale or disposition of the real estate or other assets securing such assignment notes or wrap notes, except to the extent that the accrued interest is necessary to satisfy any indebtedness secured by assignment notes or to satisfy a senior debt "wrapped" by a





__________________________________

(14) Payments that would have been Entity Payments if received by the VMS Principal Entities that are received by the liquidating trusts pursuant to the Fifth Amendment to the VMS Creditor Repayment Agreement ("CRA") will result in an obligation of those liquidating trusts to make the same percentage payments into the Escrow that such VMS Principal Entities would have made. See "Recent Developments Affecting VMS Realty Partners, L.P. And Its Affiliates."

wrap note which the VMS Principal Entities are obligated to pay. Most of the assignment notes and wrap notes have been assigned to the liquidating trusts established pursuant to the Fifth Amendment to the CRA. See "Recent Developments Affecting VMS Realty Partners And Its Affiliates."

         VMSRP, a general partner of VMS/Stout Joint Venture ("Stout"), has waived its right to collect its portion of the interest due on an assignment note, dated October 26, 1984 ("Assignment Note"), from the Venture. The Assignment Note is in the principal amount of $29,000,000 and bears interest at the rate of 12% per annum.

         Notwithstanding this waiver, pursuant to the Plan, Stout's claim with respect to the Assignment Note, as well as certain other obligations of the Venture to Stout, was allowed in the amount of $49,534,819 (the "Allowed Claim"). The right to distributions on account of the Allowed Claim was divided among ContiTrade and the partners in Stout pursuant to the terms of an agreement between the Stout partners, ContiTrade and certain others which was reflected in the terms of the Plan. ContiTrade previously had acquired James Stout's partnership interest in Stout and a limited beneficial interest in the proceeds from VMSRP's partnership interest in Stout.

         Payments totalling $3,475,000 with respect to the Allowed Claim were made to ContiTrade and certain other persons on October 7, 1993. Additionally, the Venture issued, with respect to this claim, a $4,000,000 secured note to ContiTrade payable exclusively from the operations of the Venture and/or the proceeds from any sales or refinancing of the properties. The remainder of Stout's claim is also to be paid from the proceeds of operations or sales of assets. Such proceeds are to be divided among three pools established with respect to the interests of VMSRP, Prudential-Bache and the other partners in Stout as follows: (i) 46.875% to the VMSRP Pool; (ii) 6.25% to the Prudential-Bache Pool and (iii) 46.875% to the other partners' Pool. The proceeds allocated to the VMSRP Pool will be distributed as follow: (i) the first $300,000 to ContiTrade, (ii) the next $9,700,000 to VMSRP and (iii) all additional amounts, 73% to VMSRP and 27% to Contitrade. All of the proceeds allocated to the Prudential-Bache Pool will be distributed to VMSRP. VMSRP will also receive a distribution of 90% of the funds allocated to the other partners' Pool, with the remaining 10% being distributed to ContiTrade.
VMSRP's rights to distributions of proceeds from the VMSRP Pool, the Prudential-Bache Pool and the other partners' Pool on account of the Stout claim are held by liquidating trusts established pursuant to the Fifth Amendment to the CRA, the assets of which may be purchased by ISLP, pursuant to the Insignia Agreement. See "Conflicts of Interest - Ability to Control Timing of Benefits to General Partner" and "Recent Developments Affecting VMS Realty Partners And Its Affiliates."

                          4.      Waiver Of 1990 Recapture

         The Partnerships did not reduce the percentage of the profits allocated to Settling Class Members who are or were limited partners of either of the Partnerships and who failed to make

Investor Note payments due in 1990. In 1991, the Partnerships did not issue IRS Form 1065 Schedule K-1's reflecting deemed distributions or income to those Settling Class Members as a result of any such reduction, provided such Settling Class Members satisfied their payment obligations to the Partnership of which they are or were a limited partner, whether under the original terms of the Investor Notes or the NRP Forbearance Agreement, as the case may be.

                 F.       TERMS OF THE SETTLEMENT RELATING TO THE
                          PRUDENTIAL-BACHE SETTLING DEFENDANTS

                          1.      Cash Payment

         $20,000,000 in cash has been paid on behalf of the Prudential-Bache Settling Defendants into the Escrow for the benefit of the Settling Class Members who purchased their interest in a Settling Limited Partnership through a Prudential-Bache Settling Defendant, including certain of the limited partners of Partnership I.

                          2.      Assignment of Rights in Assignment Notes

         The Prudential-Bache Settling Defendants have assigned, for the benefit of the Settling Class Members, all of their interest in assignment notes owed to certain VMS Settling Defendants by certain Settling Limited Partnerships (or partnerships of which Settling Limited Partnerships are the general partners, including the Venture), whether such interest was obtained through an assignment from a VMS Settling Defendant or otherwise. The value ultimately realized for the interest in the assignment notes depends upon the amount of proceeds generated by the sale of the real estate or other assets securing the assignment notes. The face amount of the Prudential-Bache Settling Defendants' interest in those assignment notes was approximately $10.6 million as of March 31, 1991, none of which had been realized as of [December 31, 1996]. However, given the current state of the real estate market, the current net realizable value of such interest in the assignment notes is estimated to be substantially lower than their face amount.

                          3.      Assignment of Limited Partnership Interests

         The Prudential-Bache Settling Defendants have assigned to an escrow fund, for the benefit of the Settling Class Members, all of their interests as a limited partner in each of the following Settling Limited Partnerships: 850 Third Avenue Limited Partnership; Boca Raton Hotel & Club Limited Partnership; Candlewood Square Apartments Associates, Ltd.; North Palm Beach Shopping Center Associates, Ltd.; The Shoreham Hotel Limited Partnership; and Trails Shopping Center Associates, Ltd. The Prudential-Bache Settling Defendants also transferred to the Settling Class Members their interests as a limited partner in LaJolla Village Professional Center Associates, Ltd. which is currently a debtor in a bankruptcy proceeding under the Bankruptcy Code and Oak Brook International Office Associates, which was subsequently dissolved.

THE INSIGNIA TRANSACTIONS

                 A. SUBSTITUTION OF MAERIL AND RETENTION OF INSIGNIA AFFILIATE AS MANAGER

         During the summer of 1993, EAB introduced VMSRIL to Insignia. EAB and Insignia had been engaged in discussions concerning the possible acquisition by an Insignia subsidiary of VMSRIL's debt to EAB. Subsequently, Insignia began negotiating with VMSRIL concerning a possible transaction. As a result of these negotiations, VMSRIL and various of its affiliates, SRA, Insignia and a limited partnership ("ISLP")(15) agreed to the terms of the Insignia Letter of Intent, which contemplated, among other things, that VMSRIL and certain of its affiliates serving as general partners of the Syndicated Partnerships, including the Partnerships, would withdraw as such and be replaced by MAERIL, a single purpose affiliate of MAE. The Insignia Agreement modified the intentions of the parties as expressed in the Insignia Letter of Intent to provide that MAERIL would become the new general partner of only the Selected Syndicated Partnerships, including the Partnerships. Adoption of the Amendment by the Partnerships will permit this substitution, because the Withdrawal Conditions have been satisfied in connection therewith. See "Amendment To Partnership Agreements."

         Pursuant to the terms of the Venture's secured loan obligations with respect to each of the Venture's properties, the substitution of MAERIL as general partner of the Partnerships also requires lender consent. MF VMS has granted its consent with respect to all of the debt of the Venture held by it. However, consents from the holders of the eleven remaining senior mortgage loans have not been actively been pursued by the Venture, although the Venture intends to seek such consents prior to the proposed withdrawal and substitutions transactions. However, the Venture intends to proceed with such transactions regardless of whether such consents are obtained, in which case it is possible that one or more of such lenders might seek to declare a default and attempt to foreclose on their respective collateral if the transfer of general partnership interests to MAERIL were to proceed without such lender's express consent.

         Furthermore, pursuant to the Insignia Letter of Intent, many of the Syndicated Partnerships retained (to the extent permitted under applicable mortgages and other governing documents) an Insignia affiliate to provide all property and asset management services to such Syndicated Partnership for the maximum term permitted under the partnership agreement or other governing documents of such Syndicated Partnership.(16) In particular, Insignia, SRA, and the Partnerships has become the asset manager of all of the apartment complexes owned by the Venture throughout the country, for a fee to Insignia of $500,000 per year plus reimbursement of expenses of up to





__________________________________

(15) An MAE affiliate is the sole general partner in ISLP, and an Insignia affiliate holds the sole limited partnership interest.

(16)     See footnote 6 and the associated text.

$200,000 per year. The management fee is to be pro rated downward, in the event of any dispositions of proprieties by the Venture. Accordingly, following the disposition of Carlisle Square Apartments and Bellevue Tower Apartments, the asset management fee was reduced to $461,000 per annum (subject to further pro ration in connection with future dispositions if any). Insignia has retained SRA to assist it in providing such asset management services to the Venture. See " - Consideration to VMSRIL Affiliate." Insignia and its affiliates have received expense reimbursements of $200,000 in each of 1994, 1995 and 1996. As a matter of comparison, the Bankruptcy Court allowed claims of a VMSRIL affiliate for $400,000 for asset management services for January 1993 through September 1993 (i.e., the date of the Venture's emergence from bankruptcy and on which Insignia assumed responsibility as the Venture's asset manager).

         The Venture has also entered into agreements pursuant to which it has retained another subsidiary of Insignia to perform property management services (the "Property Management Services Agreements") As consideration for its performance of property management services pursuant to the Property Management Services Agreement, the Insignia affiliate currently receives a fee of 4% of collected revenues on each property. These fees totaled $1,211,319 in 1994, $1,116,509 in 1995 and $993,555 in 1996. As a matter of comparison, the Venture's property management services prior to the effectiveness of the Property Management Services Agreements were performed by three different entities, none of which are affiliated with VMSRIL or Insignia. Harbour Realty Advisors, Inc. ("Harbour") provided property management services with respect to the Venture's non-HUD retained properties. For such services, Harbour received a fee of 4.0% of the rents actually collected per month on such properties. Republic Management Services, Inc. ("Republic") or FPI Management, Inc. ("FPI") managed all of the Venture's other properties. Republic received a management fee of 4% of effective gross income with respect to the properties it managed. The management agreements with FPI provided for management fee payments of 3.5% to 4.0% of effective gross income with respect to the properties it managed.

         As required, the Venture obtained the consent of the FDIC, ContiTrade and HUD to its entry into the Property Management Services Agreements. ContiTrade's consent (the "CT Consent"), however, was conditioned upon an agreement by Insignia that no payment, compensation or thing of value will be conveyed by Insignia to any VMSRP Related Entity,(17) including SRA, in connection with the payment of the property management fee by the Venture. Pursuant to the CT Consent, although Insignia is not permitted to pay SRA a percentage of the property management fees it earns with respect to the Venture's property as was contemplated by the Insignia Letter of Intent, Insignia was permitted to perform its other obligations under the Insignia Letter of Intent; furthermore, Insignia is authorized to pay SRA compensation for property management services actually performed by SRA in a reasonable amount for such





__________________________________

(17) "VMSRP Related Entity" means VMSRP, any affiliate of VMSRP, Mr. Joel Stone, Mr. Scott Lager and any entity directly or indirectly controlled by Messrs. Stone and Lager.

services based upon what an unrelated third-party in the market place would receive for rendering similar services. See "- Consideration to VMSRIL Affiliate."

         The MF VMS Agreement contemplates that Insignia will use commercially reasonable efforts to cause each of the property management agreements and asset management agreement related to the Venture's properties to be amended, upon consummation of the Securitization. The asset management agreement would be amended to (i) reduce the aggregate service fee payable to $25,00 per month, payable in arrears, subject to increase or decrease based upon changes in the consumer price index and decrease in the event of any asset dispositions and
(ii) fix the reimbursement amount at $132,000 per year (rather than a variable amount up to actual expenses incurred), with $66,000 thereof being deferred without interest until the original scheduled mature of the New Senior Loan and subordinated to the repayment of the New Senior Loan. Amendments are also to be made to the IFSE related property management agreements and asset management agreements. The deferred payment will be senior to the New Junior Loans and if the deferred amount is not paid within 90 days of the original scheduled maturity of the New Senior Loan, MF VMS will be obligated to pay to Insignia the unpaid amount thereof, but only to the extent it received sufficient prior payments (including both principal and interest) on the New Junior Loan, and shall be subrogated to Insignia's claim against the Partnership (or its subpartnership). The property management agreements will be amended, if necessary, to provide (i) for a monthly management fee not in excess of 4% of rents actually collected and (ii) that no fees be payable for bookkeeping expenses. To the extent that any such amendments require amendment of the Plan, Insignia has agreed to use commercially reasonable efforts to cause the Venture to seek such amendments of the Plan. See "-- The MF VMS Agreement."

                 B.       INSIGNIA, MAE AND MAERIL

         Insignia is a publicly held fully integrated real estate service organization performing property management, asset management, investor services, partnership administration, mortgage banking, and real estate investment banking services for various ownership entities, including approximately 900 limited partnerships having approximately 340,000 limited partners. Based upon published industry surveys, Insignia is the largest manager of multifamily residential properties in the United States and is a significant manager of commercial property. Insignia commenced operations in December 1990 and since then has grown to provide property and/or asset management services (as of January 1, 1997) for properties which include approximately 265,000 residential units and approximately 130,000,000 square feet of commercial space, located in over 500 cities in 48 states.

         A primary method of growth of Insignia has been by acquiring, directly or through related entities (principally MAE), controlling positions in general partners of real estate limited partnerships. Many of the sellers of such assets, and in some cases the partnerships which own the properties, were financially distressed, but the partnerships own properties that Insignia in most cases believes to be fundamentally sound. Following each acquisition, Insignia takes steps to enhance the value and stability of the acquired properties, including a thorough analysis of each property's operations, develops a detailed marketing strategy, and, when appropriate, develops a program for restructuring its indebtedness. Insignia or MAE has, where consistent with its fiduciary obligations to the property owner, caused the controlled entity to retain Insignia to provide property management and other services for the property, and will continue to do so in the future.

         Insignia also provides services to non-affiliated entities. Insignia currently provides services to institutional clients including large insurance companies, such as John Hancock Mutual Life Insurance Co., Mutual of New York, Metropolitan Life Insurance Company, and The Prudential Insurance Company of America; banks, such as Bank of America and First Nationwide Bank; government or quasi-government agencies, such as the Federal Home Loan Mortgage Corporation (known as Freddie Mac) and the Resolution Trust Corporation; and other institutional investors and lenders. As of June 30, 1997, the average duration of Insignia's tenure (including that of its acquired predecessors) as manager for owners of unaffiliated properties under agreements with terms of two years or less was approximately six years for residential properties and three years for commercial properties.

         Insignia's services include property management, providing all of the day-to-day services necessary to operate a property, whether residential or commercial; asset management, including long-term financial planning, capital improvements, and development and execution of refinancings and dispositions; maintenance and construction services; marketing and advertising; investor reporting and accounting, including preparation of quarterly reports and annual K-1 tax reporting forms for limited partners as well as regular reporting under the Securities Exchange Act of 1934 where applicable; investment banking, including assistance in workouts and restructurings, mergers and acquisitions, and debt and equity securitization; and mortgage banking and real estate brokerage. This integrated organization allows "one stop shopping" for substantially all of the services necessary to operate a property and the related partnership successfully, for both controlled entities and unaffiliated owners.

         Insignia's senior residential property management personnel have an average of over 15 years of experience in property management with a broad range of types of properties throughout the United States. Many of Insignia's most experienced managers joined Insignia in connection with some of Insignia's acquisitions. Insignia believes that its management expertise and state-of-the-art computer and communications systems allow it to offer its customized services efficiently and at a cost to Insignia which permits it to be competitive with other real estate management service companies.

         Insignia and its affiliates have acquired control of or management rights to 32 significant portfolios of properties since 1990.

         Insignia was incorporated in Delaware in July 1990. Insignia's principal executive offices are located at One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602, telephone number (864) 239-1000.

         MAE was formed to be the principal vehicle for acquiring interests in real property that would be managed or serviced by Insignia. MAE, directly or through subsidiaries, holds general partnership interests in approximately 500 partnerships, all of which have retained Insignia as manager for all or certain aspects of their operations. MAE has no other material assets and has no material cash flow. MAE has various liabilities associated with prior acquisitions, certain of which have been guaranteed or are joint obligations with Insignia or one or more of its subsidiaries. MAE and Insignia have entered into an agreement governing the structuring of future acquisitions.

         Insignia holds a 19.13% limited partnership interest in MAE.  Andrew
L. Farkas, the Chairman of the Board and Chief Executive Officer of Insignia, owns the general partner of MAE, which has a 1% partnership interest. In addition, a 3% limited partnership interest in MAE is owned by five officers and one employee of Insignia. In addition Mr. Farkas is a sole stockholder of the general partner of Metropolitan Acquisition Partners IV, L.P. ("MAP IV"), which holds a 64.5% limited partnership interest in MAE; the general partner of MAP IV is generally entitled to receive 50% of all distributions made by MAP IV, and Mr. Farkas holds an indirect 5.0% limited partnership interest in MAP
IV. Mr. Farkas is also the sole stockholder of the general partner of Metropolitan Acquisition Partners V, L.P. ("MAP V"), which holds a 9.5% limited partnership interest in MAE; the general partner of MAP V is generally entitled to receive 30% of all distributions made by MAP V. MAP IV and MAP V, respectively, own 13.6% and 4.7% of the equity of Insignia. Mr. Farkas also has other ownership interests in Insignia. Although the general partner may not assign its interest in MAE without the consent of holders of a majority in interest of the limited partners' interests, there are no restrictions on Mr. Farkas's ability to sell such general partner. Insignia may not transfer its limited partnership interest in MAE without the consent of the general partner of MAE. The general partner has complete authority over the management of MAE and its assets, provided that, except in connection with acquisitions, the general partner may not cause MAE to sell all or a substantial portion of its assets without the consent of holders of a majority in interest of the limited partners' interests. The limited partners, including Insignia, have no other rights with regard to the business or operations of MAE.

         MAERIL is a Delaware corporation, formed in March 1994 for the purpose of serving as general partner of the Partnerships and certain of the other Syndicated Partnerships. MAE GP Corporation is the sole stockholder of MAERIL and MAE is the sole stockholder of MAE GP Corporation. As of June 30, 1997, MAERIL had cash assets of $128,103 against total liabilities (including losses in excess of investments in partnerships) of $211,675 yielding a negative net worth of approximately $83,572. Additionally, MAE and Insignia are parties to an agreement dated August 13, 1993 and terminating April 15, 2018, pursuant to which Insignia has agreed to perform certain services and each of its affiliates and controlled subsidiaries, including MAERIL. Insignia and/or its affiliates are reimbursed for expenses incurred in performing such administrative functions. As disclosed above (See "-- Substitution of MAERIL and Retention of Insignia Affiliate as Manager."), an Insignia affiliate received reimbursements from the Venture of $200,000 in each of 1994, 1995 and 1996 in connection with the performance of such administrative services on behalf of the Partnerships and/or the Venture.
Under this same agreement, MAE and its affiliates engage Insignia to perform property and asset management for partnerships in which they serve as general partner. In addition, on a case by case basis, Insignia or an affiliate may be retained to perform certain special services, for which it is to receive to be negotiated "Incentive Management Fees" and "Transaction Fees". No such special services have been, or are currently anticipated to be, provided by Insignia or its affiliates in connection with the Venture. An audited balance sheet for MAERIL, as of June 30, 1997 is attached hereto as Exhibit F and incorporated herein by reference. See also the letter from MAERIL to VMSRIL attached hereto and made a part hereof as Exhibit G.

         The names, ages and certain biographical information regarding MAERIL's sole director and each of its executive officers is listed below:

         Caroll D. Vinson is 56 years old and has served as the sole director and President of MAERIL since August, 1994. Prior to that time, Mr. Vinson engaged in various other investment and consulting activities. From 1991 to 1993, Mr. Vinson was employed by Insignia in various capacities including Managing Director - President during 1991. From 1986 to 1990, Mr. Vinson was President and Director of U.S. Shelter Corporation, a real estate services company, which sold substantially all of its assets to Insignia in December 1990.

         William H. Jarrard, Jr. is 50 years old and has served as a Vice President of MAERIL since March 1994. Mr. Jarrard has been Managing Director
- Partnership Administration of Insignia since January 1991. Mr. Jarrard was employed by U.S. Shelter in a similar capacity for three years prior to his joining Insignia.

         Robert D. Long, Jr. is 30 years old and has been Chief Accounting Officer and Controller of MAERIL since March 1994. Mr. Long joined Insignia in December 1991.

         John K. Lines is 37 years old and has been Secretary of MAERIL since July 1994 and General Counsel of Insignia since June 1994. From May 1993 to June 1994, Mr. Lines was employed as Assistant General Counsel and Vice President of Ocwen Financial Corporation in West Palm Beach, Florida. From October 1991 until April 1993, Mr. Lines was employed as Senior Attorney of Banc One Corporation in Columbus, Ohio.

                 C. PURCHASE OF EAB AND CREDITOR ASSETS AND GRANTING OF COVENANTS NOT TO SUE

                 Pursuant to the Insignia Letter of Intent, ISLP purchased for an aggregate price paid to EAB of $1,100,000 the EAB Debt (which had an outstanding principal and interest balance as of such purchase of approximately $37.2 million), constituting all of the debt of VMSRIL and of VMSRP to VMSRIL's single major creditor, EAB. Subsequently, VMSRIL conveyed to ISLP, in a transfer in lieu of foreclosure, all of the assets (the "EAB Assets") securing the EAB Debt. The EAB Assets constituted all of the assets owned by VMSRIL other than its rights to act as general partner of the Syndicated Partnerships in which it is a general partner. In connection with this conveyance, ISLP has covenanted (i) not to sue VMSRIL with respect to the EAB Debt, (ii) to look exclusively to the EAB Assets for payment of the EAB Debt and (iii) to repay (but only out of the proceeds realized from the EAB Assets acquired by ISLP) loans made to VMSRIL, of which approximately $845,000 was outstanding as of November 16, 1993, the date of the Insignia Letter of Intent (including principal and unpaid interest). These loans, which were made to VMSRIL in 1992 by certain of its principals to provide VMSRIL sufficient funds to permit it to meet its obligations under the VMSRIL Agreement (as defined below), were repaid in full by ISLP as of December 31, 1996. See "Recent Developments Affecting VMS Realty Partners, L.P. And Its Affiliates." Upon exercise of an option granted SRA pursuant to the Insignia Letter of Intent, SRA acquired from Insignia, without payment of separate consideration, all of the EAB assets relating to VMS Syndicated Partnerships(18) that own hotels. Furthermore, the Insignia Agreement contemplates (as did the Insignia Letter of Intent) that ISLP may seek to purchase certain assets (the "Creditor Assets") conveyed to creditors of VMSRP pursuant to the Fifth Amendment to the CRA. Following such purchase, ISLP will (i) covenant not to sue VMSRP with respect to debts associated with the Creditor Assets and (ii) agree to look exclusively to the beneficial interest of the applicable creditor in the Creditor Assets for payment of such debts. See "Recent Developments Affecting VMS Realty Partners, L.P. And Its Affiliates" and "Conflicts Of Interest."

                 D.       INDEMNITIES GRANTED BY INSIGNIA

         Pursuant to the Insignia Letter of Intent, Insignia granted an indemnity to each of the individual partners of each of the VMS Principal Entities and/or VMSRIL and each of their respective partners (the "Indemnified Partners") with respect to the Syndicated Partnerships, including the Partnerships. Insignia agreed to indemnify the Indemnified Partners for up to $500,000 of claims of creditors in connection with (i) consummation of the transactions contemplated by the Insignia Letter of Intent, (ii) the Indemnified Partners' roles as general partners of, and service providers to, the Syndicated Partnerships, and (iii) the EAB and Creditor Assets. Payments with respect to this indemnification obligation will be made solely from a cash reserve (the "Reserve") established by Insignia. The Reserve was initially funded with $333,333 and, pursuant to the Insignia Agreement, was funded with an additional $166,667 after the substitution of MAERIL for VMSRIL or such affiliate with respect to 60% of the Selected Syndicated Partnerships. In the event that the entire Reserve is not applied to the payment of Insignia indemnity obligations, all of the remaining funds in the Reserve will be paid over to SRA.

         Pursuant to the Insignia Agreement, Insignia also will indemnify the Indemnified Partners





__________________________________

(18) "VMS Syndicated Partnerships" means those partnerships, including the Syndicated Partnerships, of which VMSRIL, one of the VMS Principal Entities, or an affiliate thereof is the managing general partner (or a general partner of a general partner) and as to which limited partnership interests were sold to investors through syndications.

against all claims ("Covered Losses") in connection with (i) actions taken by MAERIL, as general partner of the Selected Syndicated Partnerships, (ii) actions taken by MAERIL or its affiliates in connection with prospective work outs of Selected Syndicated Partnership debts or other efforts to raise capital for the Selected Syndicated Partnerships and (iii) actions taken by Insignia, MAE or any of their affiliates with respect to the EAB and Creditor Assets.
The Reserve may not be used to pay Insignia's obligations with respect to this indemnity. Pursuant to the Insignia Agreement, Insignia's obligation to make such indemnity payments will be reduced by an amount equal to 50% of the Aggregate Payments (as defined in the next section) actually received by SRA from time to time pursuant to the Insignia Agreement (such reduction being subject to adjustment upon receipt of any additional such payments).

                 E.       CONSIDERATION TO VMSRIL AFFILIATE

         The Insignia Letter of Intent provided for certain business relationships between Insignia (and its affiliates) and SRA, which is an affiliate of VMSRIL by reason of its 100% ownership by one of VMSRIL's principals.

         Pursuant to the Insignia Letter of Intent, SRA was to perform certain services (the "Services") for Insignia and its affiliates including:

           (i) assisting Insignia and its affiliates in minimizing their indemnity obligation under the Letter of Intent;

          (ii) maximizing the return on ISLP's investment in the EAB and Creditor Assets; and

         (iii) assisting (a) Insignia or its affiliates in connection with the management and asset management of properties owned by the Syndicated Partnerships and (b) MAERIL or its affiliates in fulfillment of their obligations as substitute general partners.

As discussed below, SRA's provision of the Services was terminated except for its provision of assistance to an Insignia affiliate in its provision of asset management services to the Venture.

         For its provision of the Services, SRA was to receive a variety of forms of compensation, including a right to acquire a 48.5% limited partnership interest in ISLP for nominal consideration. SRA exercised this right on May 24, 1994 but, pursuant to the Insignia Agreement, subsequently revoked such exercise, and relinquished such right. Prior to its exercise of this right, SRA also received the right to 48.5% of all amounts realized from the EAB Assets and the other assets purchased by ISLP pursuant to the Insignia Letter of Intent, net of certain specified deductions; such right to receive such payments was relinquished, however, following SRA's revocation of the exercise of its acquisition right. The payments to SRA prior to its exercise of its acquisition right totalled $17,135. As further consideration, to the extent Insignia became the property manager or asset manager for Syndicated Partnerships and retained SRA to assist it, Insignia was to pay SRA the SRA Management Fee consisting of (a) 28% of the management and asset management fees paid to Insignia affiliates by the Syndicated Partnerships, including the Partnerships and (b) 28% of all net income received by MAERIL (including all fees and distributions) as a result of its acting as general partner of the Syndicated Partnerships. With certain exceptions, the obligations of Insignia pursuant to the Insignia Letter of Intent were to be secured.

         Although Insignia and MAE desired to have MAERIL substituted as the general partner of the Selected Syndicated Partnerships, Insignia, MAE and ISLP determined that they did not require SRA's management and related services on a long term basis as they believed that they could more efficiently and effectively perform their respective obligations to the selected Syndicated Partnerships on their own and without the necessity of coordinating with SRA. Accordingly, the Insignia Agreement effects, among other things, a buyout by Insignia of SRA's rights to provide the Services and to receive the compensation therefore discussed above. Pursuant to the Insignia Agreement, SRA's right to provide the Services was terminated, except that SRA is required to assist Insignia in performing asset management services for the Venture and the Partnerships (but none of the other Syndicated Partnerships). Furthermore, Insignia and SRA acknowledged that they no longer contemplate seeking to maintain any future or ongoing mutual business relationships (although such relationships had been contemplated by the Insignia Letter of Intent). Additionally, SRA relinquished any rights to further fees or obligations pursuant to the Insignia Letter of Intent or on account of services it has provided or will provide, but in lieu thereof has received or will receive the following:

                 (a)      $500,000 on closing;

                 (b) $100,000 on both of the first and second anniversaries of closing;

                 (c) $226,250 each calendar quarter for 6 years commencing in the calendar quarter beginning in July of 1994;

                 (d) 28% of all fees and other payments received by (i) Insignia or its affiliates for the provision of management services to Boca West Center Associates, Ltd. and (ii) MAERIL in its capacity of substitute general partner of such Syndicated Partnership or otherwise related to such Syndicated Partnership;

                 (e) the first $1.2 million of all net proceeds ("Net Proceeds") in excess of the Calculation Amount(19) derived by Insignia or ISLP from the sale of Creditor Assets and EAB Assets; and





__________________________________

(19) The Calculation Amount is equal to (x) $3.4 million plus (y) the aggregate cost of each of the Creditor Assets acquired by ISLP (including interest at a rate of 4% over Citibank's base rate from the date of acquisition of each of the respective Creditor Assets) plus
         (z) the sum of any amounts previously received by Insignia in repayment of its loan to ISLP to acquire the EAB Assets and the Creditor Assets, or by ISLP as proceeds of the sale, refinancing or disposition of any EAB Assets or Creditor Assets, which Insignia or ISLP has been required to disgorge by reason of a valid claim thereto asserted by an unaffiliated third party.

                 (f) 50% of Net Proceeds in excess of the sum of (i) the Calculation Amount plus (ii) $1.2 million.

The payments pursuant to clauses (a), (b), (e) and (f) of this paragraph are referred to herein as the "Aggregate Payments." All of the obligations specified in clauses (a) through (f) will be secured by a security interest in Insignia's 48.5% limited partnership interest in ISLP and Insignia's economic rights (but not obligations) pursuant to each of the property and asset management agreements between Insignia or its affiliates and the Syndicated Partnerships. In order to further secure payment of such obligations, Insignia and MAERIL agreed that at such time and from time to time as MAERIL becomes substitute general partners of a Selected Syndicated Partnership, at the election of SRA either (i) Insignia and/or its affiliates owning 100% of the stock of MAERIL shall pledge such stock to SRA or (ii) MAERIL shall pledge to SRA 100% of its economic rights and entitlements of every kind and nature (but not obligations) as general partner of each of the Selected Syndicated Partnerships, including, but not limited to, rights to general partner distributions and fees.

         In addition, pursuant to the Insignia Agreement, Insignia and its affiliates granted SRA a right of first refusal with respect to any proposed future sale by Insignia of EAB Assets and Creditor Assets to which Insignia or ISLP takes title by foreclosure, deed-in-lieu of foreclosure or otherwise.

         The consideration to be received by SRA pursuant to the Insignia Agreement, however, is limited by the terms of the Plan and the CT Consent. The Plan, as modified by subsequent orders(20), provides that subject to the exceptions set forth in the next two sentences, none of Insignia, its affiliates, any VMSRP Related Party, any person who is a partner in or in control of Insignia, nor any affiliate of any of the foregoing, may receive, directly or indirectly, any





__________________________________

(20) The Plan was modified by the Order Re Documents to Be Delivered under Second Amended and Restated Plan of Reorganization and Approving Modification of Plan (the "Modification Order"), which was entered by the Bankruptcy Court on October 6, 1993. The Modification Order incorporates by reference the Revised Restructured Amended and Restated Asset Management Agreement with Insignia Financial Group, Inc. (the "Insignia Asset Management Agreement"), by and between the Venture and Insignia.

payments or other compensation relating to the Venture or its business except with respect to asset management functions or payments on account of the Stout Claim pursuant to the Plan and VMSRP's prefiling and administrative claims against the Venture. The Plan further provides that no VMSRP Related Party is to receive compensation for services related to the Venture without the prior written consent of ContiTrade. However, the Plan does permit Insignia or any wholly-owned subsidiary of Insignia to receive property management fees for management of the Venture's properties by Insignia or its subsidiary if Insignia or such subsidiary is approved pursuant to the Plan as a property manager and actually becomes a property manager of one or more of the Venture's properties. In addition, the Plan expressly authorizes Insignia to pay to VMSRP not more than 28% of Insignia's asset management fee and 28% of any fees Insignia receives for the provision of property management services to the Venture. In light of the foregoing restrictions and to permit SRA to provide property management services to Insignia with respect to the Venture's properties, SRA obtained ContiTrade's consent, pursuant to the CT Consent, to receive market rate compensation for property management services actually performed by SRA, and/or such other compensation to which ContiTrade in the future may consent. See " -Substitution of MAERIL and Retention of Insignia Affiliate as Manager."

                 F.       THE MF VMS AGREEMENT

         On June 13, 1997, Insignia entered into the MF VMS Agreement with MF VMS, pursuant to which the parties agreed to cooperate with one another for MF VMS to acquire and restructure all of the outstanding mortgage indebtedness of the Venture and of IFSE. MF VMS already holds, by assignment, all of the outstanding mortgage indebtedness of the Venture and IFSE other than 13 first mortgage loans, with an outstanding principal balance as of July 31, 1997 of approximately $33 million (of which 11 such loans with an outstanding principal balance as of July 31, 1997 of approximately $20.5 million relates the Venture).

         Pursuant to the MF VMS Agreement, it is anticipated that all such mortgage debt would be restructured into two tranches: (a) one or more senior loans (with a term of approximately 10 years) which would be secured by first liens on all of the properties of the Venture and IFSE (the "New Senior Loan"), which loan is to be securitized (the "Securitization"); and (b) one or more junior loans for the remaining principal amount which would be secured by a second priority mortgage lien on such properties (the "New Junior Loans"). Insignia has agreed to seek an amendment of the Plan to permit the Venture to retain its properties at least until the end of the term of the New Senior Loan and the New Junior Loans.

         Insignia has also agreed to cooperate, and cause the Partnership and its property manager (an affiliate of Insignia) to cooperate with MF VMS to create capital and operating budgets consistent with prudent property management standards, to seek to reduce and stabilize capital expenditures and other operating expenses for the property. Insignia also will cooperate with MF VMS in connection with certain environmental due diligence regarding the properties and the preparation and assembly of financial, leasing and other property information for delivery to rating agencies.

         The MF VMS Agreement contemplates that Insignia will use commercially reasonable efforts to cause each of the property management agreements and asset management agreement related to the Venture's properties to be amended, upon consummation of the Securitization. The asset management agreement would be amended to (i) reduce the aggregate service fee payable to $25,00 per month, payable in arrears, subject to increase or decrease based upon changes in the consumer price index and decrease in the event of any asset dispositions and
(ii) fix the reimbursement amount at $132,000 per year (rather than a variable amount up to actual expenses incurred), with $66,000 thereof being deferred without interest until the original scheduled maturity of the New Senior Loan and subordinated to the repayment of the New Senior Loan. The deferred payment will be senior to the New Junior Loans and if the deferred amount is not paid within 90 days of the original scheduled maturity of the New Senior Loan, MF VMS will be obligated to pay to Insignia the unpaid amount thereof, but only to the extent it received sufficient prior payments (including both principal and interest) on the New Junior Loans, and shall be subrogated to Insignia's claim against the Partnership (or its subpartnership). The property management agreement will be amended, if necessary, to provide (i) for a monthly management fee not in excess of 4% of rents actually collected and (ii) that no fees be payable for bookkeeping expenses. To the extent that any such amendments require amendment of the Plan, Insignia has agreed to use commercially reasonable efforts to cause the Venture to seek such amendments of the Plan. Amendments are also to be made to the IFSE related property management agreements.

         In consideration for its undertakings pursuant to the MF VMS Agreement, MF VMS (and not the Venture or the Partnerships) will pay Insignia a fee of $1 million if and when the objectives of the MF VMS Agreement are successfully achieved. In addition, MF VMS has engaged Insignia to perform underwriting services in connection with the Securitization for which MF VMS paid Insignia $25,000 upon entering into the MF VMS Agreement. MF VMS has also agreed to pay Insignia in respect of those underwriting services: (i) $50,000 upon the preparation and delivery of materials to a rating agency in connection with the New Senior Loan, and (ii) $25,000 following the closing of the Securitization. MF VMS has also agreed to reimburse Insignia (and its affiliates, including the Venture and the Partnerships) for the reasonable out-of-pocket expenses (including legal fees and expenses) incurred by Insignia and its affiliates in working to consummate the transactions contemplated by the MF VMS Agreement.

CONFLICTS OF INTEREST

                 A.       VMSRIL'S SELECTION OF SUCCESSOR

         The ability of VMSRIL to select its own successor, pursuant to the Amendment, removes a safeguard against an inherent conflict of interest between VMSRIL and the applicable Partnership. Prior to the Amendment, both of the Partnership Agreements contained substantial restrictions, which in most cases would prohibit withdrawal of a general partner. The Amendment, however, permits withdrawal by general partners on terms and conditions not as restrictive as those in the Partnership Agreements. Thus, notwithstanding the fact that a successor must satisfy the withdrawal conditions (and be consented to by ContiTrade), VMSRIL might be motivated in its selection of a substitute general partner by factors other than the successor's qualifications to serve as a substitute general partner, such as the consideration to be paid to VMSRIL in consideration for its interest or the speed within which a substitution could be effected. A successor general partner so chosen may not be able to adequately fulfill its obligations to the applicable Partnership, and could cause a decline in the financial performance of the Venture and/or the applicable Partnership's assets.

         Pursuant to the Insignia Letter of Intent, ISLP granted VMSRIL a covenant not to sue with respect to the EAB Debt (which has been acquired by ISLP). In addition, VMSRIL's affiliate, SRA, is receiving significant consideration pursuant to the Insignia Agreement. Because this consideration results, in part, from VMSRIL's agreement to substitute MAERIL as general partner of the Selected Syndicated Partnerships, including the Partnerships, it creates a conflict of interest for VMSRIL. See "The Insignia Transactions - Purchase of EAB and Creditor Assets and Granting of Covenants not to Sue; and - Compensation to VMSRIL Affiliate." Prudential-Bache, minority general partner of Partnerships withdrawal pursuant to Section 2.02 of the Settlement Agreement will not receive any consideration in connection with the transactions pursuant to the Insignia Letter of Intent and the Insignia Agreement.

         However, with respect to the Venture, the Plan limits compensation which VMSRIL and its affiliates may receive in connection with a transaction involving a change in the Partnerships' general partners. The Plan (as modified) provides that no VMSRP Related Entity nor any affiliate of a VMSRP Related Entity may directly or indirectly receive any compensation or other payments, from or relating to the Venture or any business activity related directly to the Venture except with respect to asset management functions, payments on account of Stout's claim, or payments of up to 28% of any fees Insignia receives for property management services to the Venture for assistance, advice and consultation provided to Insignia. The CT Consent further limits the compensation which VMSRIL and its affiliates may receive with respect to the Venture. See "Insignia Transactions - Substitution of MAERIL and Retention of Insignia Affiliate as Manager."

         Additionally, in order to expedite its withdrawal from the applicable Partnership, VMSRIL could cause the Venture to confer certain benefits upon a potential successor general partner or its affiliates, as an inducement to such potential successor to become a substitute general partner. Pursuant to the Insignia Letter of Intent, many of the Syndicated Partnerships, including the Partnerships, retained affiliates of Insignia to provide property and asset management services for a fee. See "The Insignia Transactions - Substitution of MAERIL and Retention of Insignia Affiliates as Manager." Although such retention is part of a series of transactions pursuant to which, among other things, VMSRIL and its affiliates, which serve as general partners of Selected Syndicated Partnerships, will withdraw as such, substituting MAERIL as general partner, VMSRIL believes that because of Insignia's expertise and resources and the terms of such retention that such retention of an Insignia affiliate to provide property and asset management services is in the best interests of the Venture and the compensation to be paid the Insignia affiliates for their provision of services is comparable to the compensation received by the

Venture's prior asset and property managers. See "The Insignia Transactions - Substitution of MAERIL and Retention of Insignia's Affiliate as Manager." It should also be noted that even had Insignia affiliates not been previously retained to provide such managerial services, once MAERIL became general partner of the Selected Syndicated Partnerships, it would have had the ability to so retain an Insignia affiliate.

                 B.       ABILITY TO CONTROL TIMING OF BENEFITS TO GENERAL
                          PARTNER

         As the sole general partner of each of the Partnerships after the Amendment and the withdrawal of Prudential- Bache and VMSRIL, MAERIL will be entitled to certain fees and distributions upon the disposition of assets of the Venture, and SRA would receive the SRA Management Fee as part of its compensation for the Services. See "The Insignia Transactions - Substitution of MAERIL and Retention of Insignia Affiliate as Manager; and - Compensation of VMSRIL Affiliate."

         Pursuant to the Fifth Amendment, various notes under which certain of the Syndicated Partnerships are obligors (including the Stout Note), were transferred by the VMS Principal Entities (and not VMSRIL) to one or more of the liquidating trusts under the CRA (the "Transferred Notes"). The remainder of VMSRP's right to distributions with respect to the entire Stout Claim pursuant to the Plan (in addition to the Stout Note) also was transferred to such liquidating trusts. See "Settlement Agreement, The Plan And Their Relationship To The Partnerships - Terms of the Settlement Relating to VMS Settling Defendants - Waiver of Interest under Assignment Notes and Wrap Notes and Treatment under the Plan." The trusts were formed for the benefit of the Creditors and are unaffiliated with VMSRIL and/or any VMS Principal Entity.
The transfer of such notes and claims to the trusts eliminated the interests of the VMS Principal Entities therein, which was adverse to the obligors on the notes and claims, including the Partnerships.

         However, the Insignia Agreement contemplates that ISLP, an affiliate of MAERIL, may purchase from the liquidating trusts some or all of the assets transferred to such trusts. In addition, certain obligations of the Syndicated Partnerships to repay advances made to them by their respective general partners ("Partner Advances"), which were previously secured by collateral assigned by such parties to EAB, have been transferred to ISLP as part of the transfer to it of the EAB Assets. SRA, an affiliate of VMSRIL, also has an interest in the receipt of such payments pursuant to the Insignia Agreement. See "The Insignia Transactions." VMSRIL and, upon its substitution as general partner, MAERIL have a conflict of interest as a result of ISLP's acquisition of the Partner Advances, and will have further conflicts of interest in the event of ISLP's acquisition of the Transferred Notes. Such conflicts arise because the interests of VMSRIL's and MAERIL's respective affiliates in the collection of such obligations are adverse to the interests of the partnerships that are bound by such obligations. The Syndicated Partnerships, including the Venture, will not have sufficient funds to repay such obligations, claims and the Transferred Notes of the Syndicated Partnerships, including the Venture, if they do not sell some of their assets. Nevertheless, a number of factors, including market conditions, could influence a general partner's decision with respect to when and if it should sell a particular asset.

         Specifically, with respect to the Venture, the portion of the Stout claim currently held by the liquidating trusts is to be paid solely from proceeds of sales, refinancings or operations of the Venture's properties. In addition, certain claims of VMSRP, VMS Realty Management, Inc. and other affiliates of the Venture (the "Other Entity Claims") are to be paid over time, in cash, principally from the proceeds from sales, refinancing or operations of the properties. Thus, payment of the Stout Claim and the Other Entity Claims may depend upon sales and/or refinancings of the Venture's properties, as the Venture's properties, historically, have not generated sufficient cash flows to fully fund all operating expenses and to meet all obligations.

         As the general partner of the Selected Syndicated Partnerships, including the Venture, MAERIL, ISLP's affiliate, will be able to accelerate ISLP's receipt of such fees, distributions and debt repayment by accelerating asset dispositions, since Proxies from limited partners from each of the Partnerships approving such asset dispositions were given under the Settlement Agreement. However, MAERIL, upon becoming the general partner of the Partnerships, will have fiduciary duties to the Partnerships with respect to any such sales. Additionally, given current market conditions and the obligations with respect to the Venture and its properties which are senior in priority to those which ISLP may acquire, the value of the Venture's properties would have to increase substantially or favorable restructurings accomplished before ISLP would receive any significant benefits from sales of the Venture's properties.

INTERESTED PERSONS

         VMSRIL owns a 1.99% interest and a 2% interest in the profits and losses of Partnership I and Partnership II, respectively, while Prudential-Bache owns a .01% interest in the profits and losses of Partnership
I. It is contemplated that Prudential-Bache's interest will terminate upon withdrawal, and all of VMSRIL's interests will be transferred to MAERIL which will then become the sole general partner of both partnerships. In addition, as discussed under "The Insignia Transactions", VMSRIL and certain of its affiliates have received benefits pursuant to the Insignia Letter of Intent, including a covenant not to sue given by ISLP, and have and, in the future, will receive benefits pursuant to the Insignia Agreement; these benefits include substitution of MAERIL for VMSRIL as general partner of the Partnerships, retention of SRA to perform certain management services for the Partnerships and certain other monetary benefits.

         Neither VMSRIL nor Prudential-Bache has any interest in the adoption of the Amendment other than the interests described above, the matters discussed under the heading "Conflicts of Interest", and the following. VMSRIL and Prudential-Bache each will be fulfilling its respective obligations under the Settlement Agreement. VMSRIL will have fulfilled its obligation to vote the Proxies and facilitate the withdrawal of Prudential-Bache, and Prudential-Bache will have withdrawn from Partnership I pursuant to the terms of the Settlement Agreement and will have relieved itself from any liability for the obligations of Partnership I and the Venture incurred subsequent to the date of its withdrawal as minority general partner of Partnership I. VMSRIL's withdrawal as general partner of the Partnerships upon the terms specified in the Insignia Agreement will relieve VMSRIL from any liability for the obligations of the Partnerships and the Venture incurred subsequent to the date of such withdrawal. See "The Insignia Transactions -- Indemnities Granted by Insignia." However, neither Prudential-Bache nor VMSRIL has any obligation under the terms of either of the Partnership Agreements to make additional contributions to, or assume additional liabilities of, either of the Partnerships.

         Upon MAERIL's substitution as general partner of the Partnerships, MAERIL will be liable with respect to obligations of the Partnerships and the Venture incurred after such substitution to the same extent as VMSRIL and Prudential-Bache would have been had they not withdrawn. Furthermore, even subsequent to their respective withdrawals as general partners, Prudential-Bache and VMSRIL will remain liable, jointly and severally, for those existing obligations of Partnership I, and VMSRIL will remain liable for those existing obligations of Partnership II (including in each case those related to the Venture) incurred prior to the date of their respective withdrawals, to the extent that (i) the assets of either or both of the Partnerships, as the case may be, are inadequate to respond to those obligations and (ii) Prudential-Bache and/or VMSRIL would have been otherwise liable with respect to such obligations had it not withdrawn as a general partner. Prudential-Bache and VMSRIL have been released from certain claims pre-dating their respective withdrawals pursuant to the terms of the Settlement Agreement. See "Settlement Agreement, the Plan and Their Relationship To The Partnerships."

         All associates of either VMSRIL or Prudential-Bache having an interest in either of them have, through and as a result of that interest, an interest in the withdrawal of Prudential-Bache from Partnership I, the withdrawal of VMSRIL from the Partnerships, and VMSRIL's assignment of each of its respective partnership interests to MAERIL. VMSRIL and certain of its affiliates, including SRA and the Indemnified Partners, have an additional interest in the Amendment as it will permit consummation of certain of the transactions contemplated by the Insignia Agreement.

DEVELOPMENTS AFFECTING VMSRIL AND ITS AFFILIATES

         As previously reported in the Registrants' quarterly and annual reports, VMSRIL, and certain of its affiliates had experienced severe liquidity problems. Because of VMSRP's inability to resolve the liquidity problems affecting it and its affiliates, VMSRP had generally suspended making payments relating to operating assets of it and its affiliates, other than payments generally necessary to maintain the operation of such assets of it and its affiliates, and changed the business of VMSRP and its affiliates, eliminating the acquisition and development of real estate assets. However, VMSRIL, and each of the other affiliates that serve as general partners of VMS Syndicated Partnerships continued, and are continuing, to perform their responsibilities as general partners.

         In response to the above-described liquidity problems, on March 25, 1992, VMSRIL, the managing general partner of the Partnerships, and an affiliate of (i.e., under common control with) the VMS Principal Entities, entered into an agreement (the "VMSRIL Agreement") with its single major creditor, European American Bank, and one of its affiliates, EURAM (collectively "EAB"), which held a lien on all of VMSRIL's assets.

         The VMSRIL Agreement provided that for a 12-month period VMSRIL was prohibited from engaging in business activities or operations unrelated to the orderly liquidation of its existing assets, which liquidation was to be conducted consistent with its duties as the managing general partner of VMS Syndicated Partnerships. Notwithstanding the foregoing, the VMSRIL Agreement provided that VMSRIL was not prohibited from engaging in any activities with respect to VMS Syndicated Partnerships, including, but not limited to, the continuation of the VMS Syndicated Partnerships' business operations.

         Under the VMSRIL Agreement, in order to facilitate VMSRIL's operation of its assets in a manner intended to preserve and, if possible, enhance the value of such assets prior to their disposition, EAB granted VMSRIL a moratorium on enforcement of all indebtedness owed to EAB by VMSRIL. EAB agreed that, during the one year term of the VMSRIL Agreement (assuming no default by VMSRIL in the performance of its obligations under the VMSRIL Agreement), EAB would not take any action which would materially adversely affect the interests of VMSRIL, including, without limitation, demanding payment of indebtedness and filing a petition to institute an involuntary bankruptcy proceeding against VMSRIL.

         Also in response to the above-described liquidity problems, on March 31, 1992, the VMS Principal Entities entered into the CRA with a number of parties including substantially all of the unsecured and undersecured creditors (other than trade creditors) of the VMS Principal Entities and certain of the unsecured or undersecured creditors (other than trade creditors) of their affiliates (collectively, the "Creditors"). Although VMSRIL is a party to the CRA, it is generally not considered a VMS Principal Entity thereunder.

         The CRA was intended to achieve a purpose comparable to that described above for the VMSRIL Agreement. In consideration of the benefits received by the Creditors under the CRA, the Creditors granted the VMS Principal Entities a moratorium similar to that contained in the VMSRIL Agreement.

         During the respective terms of, and under certain circumstances specified in, the VMSRIL Agreement and the CRA, VMSRP and certain of its affiliates, including VMSRIL, were required to pay certain sums derived from their operations and asset dispositions to be applied to their restructured debts; these sums were paid by VMSRP and its affiliates, including VMSRIL, as and when required under the terms of those agreements.

         Effective November 17, 1993, the VMS Principal Entities entered into the Fifth Amendment to the CRA, dated as of October 25, 1993, pursuant to which each VMS Principal Entity (and not VMSRIL) has transferred certain of its assets in lieu of foreclosure (other than general partnership interests in VMS Syndicated Partnerships and assets that the Creditors chose not to acquire, based on their view of the value of such assets and concerns about possible liability associated with them) to separate trusts beneficially owned by the Creditors of each of the respective transferring VMS Principal Entities, subject to the liens of the applicable Creditors, in consideration of, among other things, the granting of covenants not to sue by the respective Creditors (and their successors and assigns) with respect to each of the VMS Principal Entities' liability for the indebtedness owed such Creditors. Such transactions have amicably concluded the debtor creditor relationship between the VMS Principal Entities and the Creditors.

         Pursuant to the CRA and the Fifth Amendment thereto, and as an inducement to the VMS Principal Entities to engage in the deed in lieu transactions described above, substantial cash consideration, at the direction of the VMS Principal Entities, was paid by the Creditors to SRA for future services to be performed by SRA for benefit of the VMS Principal Entities.

         During the summer of 1993, EAB introduced VMSRIL to Insignia, which was engaged in discussions with EAB concerning the possible acquisition by an Insignia subsidiary of VMSRIL's debt to EAB and the assets securing that debt, and the granting by that Insignia subsidiary of a covenant not to sue VMSRIL. This transaction has now occurred, effectively resolving VMSRIL's financial difficulties with its single major creditor.

         Subsequently, Insignia entered into negotiations with VMSRIL that have resulted in the execution of the Insignia Letter of Intent and thereafter, the Insignia Agreement. See "The Insignia Transactions."


                                     * * *


                 The plaintiffs in the Dubelko Lawsuit, previously reported in
Item 2 of Part I of the Venture's Report on Form 10-Q for the nine months ended September 30, 1992, and Item 1 of Part I of the Venture's Report on Form 10-K for the year ended December 31, 1992, alleged that because of VMSRIL's past financial difficulties it had withdrawn as the general partner of a VMS syndicated partnership pursuant to the terms of that partnership's partnership agreement, which partnership agreement is similar to the partnership agreements of the Partnerships. Effective January, 1993, the Dubelko Lawsuit was settled and, pursuant to such settlement, the plaintiffs withdrew their allegations. Additionally, in a Chapter 11 case involving Frenchman's Reef Beach Associates ("Frenchman's"), another VMS syndicated partnership, Case No. 93B 18572 (Bankr. N.D. Ill.), the Frenchman's Reef Protection Committee (an unofficial Committee purporting to represent certain limited partners in Frenchman's) filed an objection to the plan and disclosure statement filed by Frenchman's which objection disputed VMSRIL's status as the general partner of Frenchman's, relying upon an argument substantially similar to that advanced in the Dubelko Lawsuit. Notwithstanding this objection, Frenchman's bankruptcy plan was confirmed in November of 1994 by the bankruptcy court and became effective in December of

1994. VMSRIL believes, after consultation with its counsel, that VMSRIL has meritorious defenses to claims such as the Dubelko Lawsuit and the Frenchman's objection, and that the resolution of VMSRIL's financial difficulties discussed above affords additional strength to such defenses.


                                     * * *


         The Office of the Inspector General ("OIG") for the Department of Housing and Urban Development ("HUD") completed an audit of the books and records of seven HUD projects which VMS Realty Management, Inc. managed from 1987 to 1991, the years which were the subject of the OIG audit. The OIG concluded that VMS Realty Management, Inc. did not comply with the terms and conditions for the HUD Regulatory Agreements and applicable HUD regulations and instructions relating to the financial and general management practices for six of the seven HUD projects reviewed. Specifically, the OIG audit concluded that such partnerships inappropriately disbursed $6,366,180 from the projects' funds for partnership expenses from 1987 to 1991 when the projects were in a non-surplus cash position or lacked adequate surplus cash for the payments, as the term "surplus cash" is defined pursuant to the HUD Regulatory Agreements. Approximately $736,000 of the $6,366,180 which the OIG has concluded to have been inappropriately disbursed in payment of partnership obligations related to two HUD projects in which the Venture is a partner ($603,000 with respect to Crosswood Park and $133,000 with respect to Venetian Bridges Grand Canal I). These inappropriate disbursements included payments for second mortgages, asset management fees, notes payable and other partnership expenses.

         Based on the HUD audit and further investigations, the United States Attorneys' Office for the Northern District of Illinois advised VMS Realty Management, Inc. and such partnerships that it was considering filing an action with respect to the purported improprieties. In response, VMS Realty Management, Inc. and such partnerships commenced settlement negotiations with HUD and the U.S. Attorneys' office. A cash settlement was reached with HUD for Ramblewood Associates, the owner of one of such HUD projects resulting in a payment to HUD in excess of $200,000. Then on December 9, 1996, a settlement was reached with respect to the other five projects found not to be in compliance by HUD. Pursuant to this settlement, the VMS related parties to the settlement agreement paid an aggregate amount of $550,000 to the government, $101,866 of which was paid from available funds of Venetian Bridges Grand Canal I (a HUD project of one of the Venture's subpartnership). The balance was paid by entities other than the Venture and its subpartnership.

                     INFORMATION INCORPORATED BY REFERENCE

         The following documents are incorporated by reference herein their entirety:

                 (a)      Registrant's Form 10-K for the year ended December
                          31, 1996;

                 (b) Registrant's Form 10-Q for the quarterly period ended March 31, 1997; and

                 (c) Registrant's Form 10-Q for the quarterly period ended June 30, 1997.

                                    GLOSSARY

         "Entity Payments" means sums paid to a VMS Principal Entity or VMSRIL
(i) pursuant to the terms of an assignment note or wrap note; (ii) pursuant to the provisions of the partnership agreement of a Settling Limited Partnership providing for the distribution to the general partners of such Settling Limited Partnership of a portion of the net proceeds of a sale or other disposition of real property and/or other assets owned by such Settling Limited Partnership;
(iii) as repayment of amounts loaned to a Settling Limited Partnership, including interest thereon, by a VMS Principal Entity, in its capacity as a general partner of such Settling Limited Partnership, on the terms set forth in the limited partnership agreement and/or private placement memorandum of such Settling Limited Partnership; (iv) as a fee upon the sale of any project owned by either a Settling Limited Partnership or a joint venture in which such Settling Limited Partnership is a partner, pursuant to the terms of either the limited partnership agreement or private placement memorandum of such Settling Limited Partnership; the amounts referred to in this clause (iv) include, but are not limited to, (a) fees payable for advice rendered by the VMS Principal Entity as to the timing and terms of the sale of any project and (b) incentive payments payable due to the gross proceeds derived from the sale of a project exceeding certain financial thresholds set forth in the private placement memorandum of such Settling Limited Partnership; provided, however, that Entity Payments shall not include any amounts due or payable to a VMS Principal Entity as a Management Fee.

         "Management Fee" means any and all amounts payable to any VMS Principal Entity or VMSRIL in its capacity as manager or asset manager of a project owned by either a Settling Limited Partnership or a joint venture in which a Settling Limited Partnership is a partner, for its services as manager or asset manager of such project, as such fees are payable pursuant to the terms set forth in the private placement memorandum of such Settling Limited Partnership.

                             Index of Defined Terms

Term                                                              Page Number
----                                                              -----------
Aggregate Payments                                                    36
Allowed Claim                                                         25
Amendment                                                              1
Assignment Note                                                       25
Class Counsel                                                         18
Consolidated Actions                                                  16
ContiTrade                                                            14
Court                                                                  1
Covered Losses                                                        34
Creditors                                                             44
Creditor Assets                                                       33
CT Consent                                                            28
EAB                                                                   11
EAB Assets                                                            33
Escrow                                                                23
FPI                                                                   28
Frenchman's                                                           45
Harbour                                                               28
HUD                                                                   45
IFSE                                                                   6
Indemnified Partners                                                  33
Insignia                                                               1
Insignia Agreement                                                     5
Insignia Letter of Intent                                              4
ISLP                                                                  27
MAERIL                                                                 1
MAE                                                                    1
MAP IV                                                                31
MAP V                                                                 31
MF VMS                                                                 6
MF VMS Agreement                                                       6
Mutual Benefit Settling Defendants                                     7
New Junior Loans                                                      38
New Senior Loans                                                      37
OIG                                                                   45
Other Entity Claims                                                   41
Oversight Committee                                                    8
Partner Advances                                                      41
Partnership I                                                          1
Partnership II                                                         1

                        Index of Defined Terms Continued

Partnership Agreement I                                                1
Partnership Agreement II                                               1
Partnership Agreements                                                 1
Partnerships                                                           1
Plan                                                                   2
Property Management Services Agreement                                28
Proxies                                                                4
Prudential-Bache                                                       1
PSI                                                                   11
Republic                                                              28
Reserve                                                               34
SEC Settlement                                                        12
Securitization                                                        38
Services                                                              34
Settlement Agreement                                                   1
Settling Class Members                                                 7
Settling Limited Partnerships                                          7
SRA                                                                    4
Stout                                                                 25
Syndicated Partnerships                                                4
Transferred Notes                                                     40
Transferred Claims                                                    10
Venture                                                                1
VMSRIL                                                                 1
VMSRIL Agreement                                                      43
VMSRP                                                                  9

                                    ANNEX I

                               Partners in VMSRIL

Entity                                                              Interest
------                                                              --------
Azel Realty Corporation                              25.875% general partner
 an Illinois corporation ("ARC")

PRM Realty Corporation                               35.625% general partner
 an Illinois corporation ("PRM")

JAS Realty Corporation                                9.750% general partner
 an Illinois corporation ("JAS")

Residential Equities, Ltd.                            1.875% general partner
 an Illinois corporation ("REL")

Brewster Realty, Inc.                                 1.875% general partner
 a Delaware corporation ("BRI")

XCC Investment Corporation                            25.00% limited partner

                        Stockholders of General Partners

Entity          Stockholder                                 % of Stock Held
------          -----------                                 ---------------
ARC             Robert D. Van Kampen                             100%

PRM             Peter R. Morris                                  100%

JAS             Joel A. Stone                                    100%

RES             Peter R. Morris                                  100%

BRI             Robert D. Van Kampen                              80%
                Joel A. Stone                                     20%

                                   EXHIBIT A


       THIS AMENDMENT to the Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership (the "Agreement") of [VMS National Residential Portfolio I][VMS National Residential Portfolio II] (the "Partnership") is executed on the ____ day of __________, 1997. Except as otherwise indicated, all capitalized terms used herein have the meaning ascribed to such terms in the Agreement.

       WHEREAS, pursuant to the terms of Section 20(a) of the Agreement, the General Partners generally are prohibited from taking any action which would constitute their Withdrawal from the Partnership;

       WHEREAS, the Partnership desires to grant the General Partners the right to freely Withdraw from the Partnership without liability, subject only to Satisfaction of the Withdrawal Conditions (as such term is defined below); and

       WHEREAS, Limited Partners representing 98.83% of the Limited Partnership Interests, directly or by proxy granted to the Managing General Partner either
(i) pursuant to the terms of that certain Stipulation of Settlement of New Action and Partial Settlement of Consolidated Actions approved by order of Judge Zagel dated July 2, 1991, as amended (the "Settlement Agreement") or (ii) otherwise, consent to the grant of a right of Withdrawal to the General Partners.

       NOW, THEREFORE, the Partners hereby amend the Agreement by inserting the following as a new Section 23:

       23.     Permitted Withdrawal by a General Partner.

               (a) Notwithstanding anything contained in this Agreement and Certificate to the contrary, a General Partner may, without the consent of any Limited Partners, but subject solely (except in the case of death, disability or incompetency) to the Satisfaction of the Withdrawal Conditions, (1) Withdraw from the Partnership at any time without incurring any liability to the Partnership for such Withdrawal; provided, however, that the foregoing shall not release any such withdrawing General Partner from any liability of such General Partner arising, or relating to any matter existing, prior to its date of Withdrawal, and (2) substitute for itself one or more successor General Partners. "Satisfaction of the Withdrawal Conditions" shall be deemed to have occurred if the General Partner shall have reasonably determined that (x) the proposed Withdrawal will not result in the reclassification of the Partnership as an association taxable as a corporation for Federal income tax purposes and (y) any proposed substitute General Partner has experience in real estate management and is reasonably capitalized to carry out its duties and obligations as a General Partner.

               (b) In the event that the Minority General Partner shall Withdraw from the Partnership and shall transfer its interest to the Managing General Partner, then all references to the Minority General Partner in this Agreement and Certificate shall be deleted.

                                   EXHIBIT B

                    IRREVOCABLE PROXY AND POWER OF ATTORNEY

       Each settling Class member who is a current limited partner of any of the Active Limited Partnerships identified by footnote 3 on Exhibit A will be deemed to grant to each managing general partner of each such Active Limited Partnership, acting singly, the irrevocable proxy and power of attorney specified below and will irrevocably constitute and appoint them, with full power of substitution and resubstitution, as his, her or its attorney-in-fact with full power and authority to act in his, her or its name on his, her or its behalf with respect to:

               (a) Voting in favor of, or consenting to, any sale, lease, assignment, exchange or other transfer or conveyance of the real property and/or other assets owned by such Active Limited Partnership, including, but not limited to, any conveyance of all or substantially all of the assets of such Active Limited Partnership; and

               (b) Voting in favor of an amendment to the partnership agreement of such Active Limited Partnership, which, notwithstanding any provisions to the contrary in the applicable partnership agreement or prospectus, permits each general partner of such Active Limited Partnership to (i) withdraw, without liability for such withdrawal, from the Active Limited Partnership (whether by resignation or retirement or by the transfer, sale, assignment, pledge, encumbrance or other disposition of such general partner's general partnership interest in such Active Limited Partnership) and (ii) substitute one or more successor general partners without obtaining, with respect to both (i) or (ii) above, any further consent of the limited partners of the Active Limited Partnership, and without satisfying any other conditions to the withdrawal and substitution of general partners other than Satisfaction of the Withdrawal Conditions. As used herein, "Satisfaction of the Withdrawal Conditions" shall be deemed to have occurred if the general partner reasonably determines that (x) the proposed withdrawal will not result in the reclassification of the Active Limited Partnership as an association taxable as a corporation for Federal income tax purposes; and (y) any proposed substitute general partner has experience in real estate management and is reasonably capitalized to carry out its duties and obligations as general partner.

               (c) The proxy and power of attorney hereby granted by each limited partner of each Active Limited Partnership:

                        (i) is a proxy and power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of such limited partner, shall revoke all prior proxies granted by such limited partner and shall survive for the life of the Active Limited Partnership; and

                        (ii) shall be valid and binding upon, and inure to the benefit of, the successors, assigns, personal representatives, estates, heirs and legatees of each such limited partner and each managing general partner of such Active Limited Partnership.

               (d) No settling Class member who is a limited partner of the Active Limited Partnerships shall grant a proxy or power of attorney to any person which conflicts with the proxy and power of attorney granted herein and any attempt to do so shall be void.

                                   EXHIBIT C

                          ACTIVE LIMITED PARTNERSHIPS

11 Broadway Associates Limited Partnership I
11 Broadway Associates Limited Partnership II
11 Broadway Associates Limited Partnership III
1600 Arch Investors, Ltd.
1600 Arch Limited Partnership
18th & Market Street Hotel Limited Partnership
850 Third Avenue Limited Partnership
Boca Glades Associates
Boca Raton Hotel & Club Limited Partnership
Boca West Shopping Center Associates
Boulder/Arapahoe Mall Associates, Ltd.
C.H. Equity Associates
Candlewood Square Apartments Associates, Ltd.
Chicago Resort Hotels and Conference Centers Limited
  Partnership I
Chicago Resort Hotels and Conference Centers Limited
  Partnership II
Coral Gables Financial Center Associates, Ltd.
Coral Gables Hi-Rise Office Associates, Ltd.
Davies Pacific Center Limited Partnership
East/Southeast Hotel Associates, Ltd.
East/West Coast Mall Associates, Ltd.
Forest Glen Townhome Associates, Ltd.
Forest Glen Townhome Associates II, Ltd.
Four Quarters Habitat Apartments
Frenchman's Reef Beach Associates
Ft. Lauderdale Office Park Associates, Ltd.
Garden City Plaza Associates, Ltd.
Gulfstream Mall Associates, Ltd.
Harbour House Investors, Ltd.
Harbour House Partners, Ltd.
Hearthwood Associates
Hickory Point Townhome Associates
Investors First-Staged Equity L.P.
Jacksonville/Windsong Apartments Associates, Ltd.
Kendall Townhome Investors, Ltd.
Key Biscayne Beach Hotel Associates Ltd.
LaJolla Village Professional Center Associates

LaSalle/Market Streets Associates, Ltd.
Lodge West Townhome Associates
Lynnhaven Associates
Merrifields Associates
Mount Regis Associates II
Nashville House Office Center Associates
North Palm Beach Shopping Center Associates, Ltd.
Northern California Shopping Center Associates, a Limited
  Partnership
Oak Brook International Office Center Associates
Oceanside and Shenandoah Hotel Associates
Oceanview/Virginia Beach Hotel Associates
One Hundred Gold Street Limited Partnership
Orlando-Spanish Trace Associates, Ltd.
Park Centre Associates
Pasadena Office Park Associates
Pennsylvania Building Limited Partnership, The
Potomac/Waterview Associates
Prudential-Bache/VMS Realty Associates L.P. I
Prudential-Bache/VMS Realty Associates L.P. II
Raleigh/Spring Forest Apartments Associates
Raleigh/Spring Forest Investors
Ramblewood Associates
Scarlett Oaks Apartments Associates, Ltd.
Shadowood Associates
Shoreham Hotel Limited Partnership, The
Spring Brook Village Apartment Associates, Ltd.
Thornwood Townhomes & Apartments Associates
Toronto Park Hotel Limited Partnership
Trails Shopping Center Associates, Ltd.
Turnberry Wells Townhome Associates
Tyson's Pike Seven Plaza Associates
Village Green Apartment-Townhome Associates
VMS Canadian Hotel Partnership
VMS Investors First-Staged Equity L.P. II
VMS National Hotel Portfolio I
VMS National Hotel Portfolio II
VMS National Residential Portfolio I
VMS National Residential Portfolio II
VMS Resort Retirement Living Associates, L.P. I
VMS Resort Retirement Living Associates, L.P. II
VMS/Tower Place Limited Partnership
Waterview Colonial Manor Associates
Woodhaven Associates
Woodmere Associates, Ltd.
Yorktown Towers Associates

                                   EXHIBIT D

                         SETTLING LIMITED PARTNERSHIPS

11 Broadway Associates Limited Partnership I
11 Broadway Associates Limited Partnership II
11 Broadway Associates Limited Partnership III
1600 Arch Investors, Ltd.
1600 Arch Limited Partnership
18th & Market Street Hotel Limited Partnership
850 Third Avenue Limited Partnership
Albuquerque/San Pedro Office Park Associates
Arlington/Woodcreek Associates
Boca Glades Associates
Boca Raton Hotel & Club Limited Partnership
Boca West Shopping Center Associates
Boulder/Arapahoe Mall Associates, Ltd.
C.H. Equity Associates
Candlewood Square Apartments Associates, Ltd.
Chicago Resort Hotels and Conference Centers Limited
  Partnership I
Chicago Resort Hotels and Conference Centers Limited
  Partnership II
Coral Gables Financial Center Associates, Ltd.
Coral Gables Hi-Rise Office Associates, Ltd.
Dallas Timber Ridge Associates
Davies Pacific Center Limited Partnership
Denver/Hi-Tech Executive Center Associates
East/Southeast Hotel Associates, Ltd.
East/West Coast Mall Associates, Ltd.
Embassy Associates
Forest Glen Townhome Associates, Ltd.
Forest Glen Townhome Associates II, Ltd.
Forest Hills Townhome Associates
Forestwood Associates
Fort Worth/Gates of Spain Associates, Ltd.
Four Quarters Habitat Apartments
Frenchman's Reef Beach Associates
Ft. Lauderdale Office Park Associates, Ltd.
Garden City Plaza Associates, Ltd.
Gulfstream Mall Associates, Ltd.
Harbour House Investors, Ltd.

Harbour House Partners, Ltd.
Hearthwood Associates
Hickory Point Townhome Associates
Investors First-Staged Equity L.P.
Jacksonville/Windsong Apartments Associates, Ltd.
Kendall Townhome Investors, Ltd.
Key Biscayne Beach Hotel Associates, Ltd.
LaJolla Village Professional Center Associates
Lake Magdalene Arms Apartment Associates, Ltd.
LaSalle/Market Streets Associates, Ltd.
Lodge West Townhome Associates
Lynnhaven Associates
Merrifields Associates
Mount Regis Associates II
Nashville House Office Center Associates
Nob Hill Townhome-Apartment Associates
North Palm Beach Shopping Center Associates, Ltd.
Northern California Shopping Center Associates, a Limited
  Partnership
Oak Brook International Office Center Associates
Oceanside and Shenandoah Hotel Associates
Oceanview/Virginia Beach Hotel Associates
One Hundred Gold Street Limited Partnership
Orlando-Spanish Trace Associates, Ltd.
Park Centre Associates
Pasadena Office Park Associates
Pennsylvania Building Limited Partnership, The
Potomac/Waterview Associates
Prudential-Bache/VMS Realty Associates L.P. I
Prudential-Bache/VMS Realty Associates L.P. II
Raleigh/Spring Forest Apartments Associates
Raleigh/Spring Forest Investors
Ramblewood Associates
Regency Square Townhomes and Apartments Associates, Ltd.
Scarlett Oaks Apartments Associates, Ltd.
Shadowood Associates
Shoreham Hotel Limited Partnership, The
Spring Brook Village Apartment Associates, Ltd.
Springs of Country Woods Apartment Associates, Ltd.
Thornwood Townhomes & Apartments Associates
Toronto Park Hotel Limited Partnership
Trails Shopping Center Associates, Ltd.
Turnberry Wells Townhome Associates

Tyson's Pike Seven Plaza Associates
Village Green Apartment-Townhome Associates
Virginia Beach Hotel Associates
VMS Canadian Hotel Partnership
VMS Investors First-Staged Equity L.P. II
VMS National Hotel Portfolio I
VMS National Hotel Portfolio II
VMS National Residential Portfolio I
VMS National Residential Portfolio II
VMS Resort Retirement Living Associates, L.P. I
VMS Resort Retirement Living Associates, L.P. II
VMS/Tower Place Limited Partnership
Waterview Colonial Manor Associates
West Palm/Forum III Associates, Ltd.
Woodhaven Associates
Woodmere Associates, Ltd.
Yorktown Towers Associates

                                   EXHIBIT E
                            VMS SETTLING DEFENDANTS

Boca-CWP Partners
Brewster Corp.
Brewster Realty, Inc.
     (formerly known as VanKampen Stone, Inc.)
Chicago Wheaton Partners
Congregate Living Partnership
Green, Richard
Harbour House Assoc.
Hayes, David
Hoekstra, Allan W.
Howard, Melvin
Indian Lakes/Nordic Hills L.P.
LaJolla Office Associates
Merritt, John C.
Morris, Peter R.
Morris/Stone Assoc.
Park, Jeffrey J.
PRM-Garden City Assoc.
Residential Equities, Ltd.
Resort Retirement Properties Associates
Robbins, James
Seeland, Allen
Sveen, Richard
Sonnenschein Nath & Rosenthal
     (formerly known as Sonnenschein Carlin Nath & Rosenthal)
Springs Management Company
Stone, Joel A.
VanKampen Merritt, Inc.
VanKampen/Morris/Stone, Inc.
VanKampen, Robert D.
VanKampen Stone, Inc.
VKM&S Enterprises, Inc.
VKM&S-Garden City Associates
VMS Broadway Associates
VMS East Bay Associates
VMS Financial Guarantee L.P.
VMS Hotel Mortgage, Inc.
VMS Institutional Capital Corp. 1984-2
VMS Mortgage Co.
VMS Mortgage Co. II

VMS Mortgage Co. IV
VMA National Hotel Partners
VMS National Properties
VMS Realty, Inc.
VMS Realty Investment, Ltd.
VMS Realty Investors
VMS Realty Management, Inc.
VMS Realty Partners
VMS Securities Inc.
VMS Staged Equity II, Inc.
VMS Wall Street Associates Limited Partnership (11 Broadway)
Xerox Corporation
Xerox Credit Corporation
Xerox Financial Services, Inc.
XCC Investment Corporation
11 Broadway Associates Limited Partnership I
11 Broadway Associates Limited Partnership II
11 Broadway Associates Limited Partnership III
1600 Arch Investors, Ltd.
1600 Arch Limited Partnership
18th & Market Street Hotel Limited Partnership
850 Third Avenue Limited Partnership
Albuquerque/San Pedro Office Park Associates
Arlington/Woodcreek Associates
Boca Glades Associates
Boca Raton Hotel & Club Limited Partnership
Boca West Shopping Center Associates, Ltd.
Boulder/Arapahoe Mall Associates, Ltd.
C.H. Equity Associates
Candlewood Square Apartments Associates, Ltd.
Chicago Resort Hotels and Conference Centers Limited
     Partnership I
Chicago Resort Hotels and Conference Centers Limited
     Partnership II
Coral Gables Financial Center Associates, Ltd.
Coral Gables Hi-Rise Office Associates, Ltd.
Dallas Timber Ridge Associates
Davies Pacific Center Limited Partnership
Denver/Hi-Tech Executive Center Associates
East/Southeast Hotel Associates, Ltd.
East/West Coast Mall Associates, Ltd.
Embassy Associates
Forest Glen Townhome Associates, Ltd.

Forest Glen Townhome Associates II, Ltd.
Forest Hills Townhome Associates
Forestwood Associates
Fort Worth/Gates of Spain Associates, Ltd.
Four Quarters Habitat Apartments
Frenchman's Reef Beach Associates
Ft. Lauderdale Office Park Associates, Ltd.
Garden City Plaza Associates, Ltd.
Gulfstream Mall Associates, Ltd.
Harbour House Investors, Ltd.
Harbour House Partners, Ltd.
Hearthwood Associates
Hickory Point Townhome Associates
Investors First-Staged Equity L.P.
Jacksonville/Windsong Apartments Associates, Ltd.
Kendall Townhome Investors, Ltd.
Key Biscayne Beach Hotel Associates, Ltd.
LaJolla Village Professional Center Associates
Lake Magdalene Arms Apartment Associates, Ltd.
LaSalle/Market Streets Associates, Ltd.
Lodge West Townhome Associates
Lynnhaven Associates
Merrifields Associates
Mount Regis Associates II
Nashville House Office Center Associates
Nob Hill Townhome-Apartment Associates
North Palm Beach Shopping Center Associates, Ltd.
Northern California Shopping Center Associates, a Limited
     Partnership
Oak Brook International Office Center Associates
Oceanside and Shenandoah Hotel Associates
Oceanview/Virginia Beach Hotel Associates
One Hundred Gold Street Limited Partnership
Orlando-Spanish Trace Associates, Ltd.
Park Centre Associates
Pasadena Office Park Associates
Pennsylvania Building Limited Partnership, The
Potomac/Waterview Associates
Prudential-Bache/VMS Realty Associates L.P. I
Prudential-Bache/VMS Realty Associates L.P. II
Raleigh/Spring Forest Apartments Associates
Raleigh/Spring Forest Investors
Ramblewood Associates

Regency Square Townhomes and Apartments Associates, Ltd.
Scarlett Oaks Apartments Associates, Ltd.
Shadowood Associates
Shoreham Hotel Limited Partnership, The
Spring Brook Village Apartment Associates, Ltd.
Springs of Country Woods Apartment Associates, Ltd.
Thornwood Townhomes & Apartments Associates
Toronto Park Hotel Limited Partnership
Trails Shopping Center Associates, Ltd.
Turnberry Wells Townhome Associates
Tyson's Pike Seven Plaza Associates
Village Green Apartment-Townhome Associates
Virginia Beach Hotel Associates
VMS Canadian Hotel Partnership
VMS Investors First-Staged Equity L.P. II
VMS National Hotel Portfolio I
VMS National Hotel Portfolio II
VMS National Residential Portfolio I
VMS National Residential Portfolio II
VMS Resort Retirement Living Associates, L.P. I
VMS Resort Retirement Living Associates, L.P. II
VMS/Tower Place Limited Partnership
Waterview Colonial Manor Associates
West Palm/Forum III Associates, Ltd.
Woodhaven Associates
Woodmere Associates, Ltd.
Yorktown Tower Associates

                                  EXHIBIT F





                                BALANCE SHEET

                                 MAERIL, INC.

                                JUNE 30, 1997
                     WITH REPORT OF INDEPENDENT AUDITORS

                                 MAERIL, Inc.


                                Balance Sheet

                                June 30, 1997




                                   CONTENTS

Report of Independent Auditors........................................1
Balance Sheet.........................................................2
Notes to Balance Sheet................................................3

                      [LETTERHEAD OF ERNST & YOUNG LLP]




                        Report of Independent Auditors



To the Stockholders
MAERIL, Inc.


We have audited the accompanying balance sheet of MAERIL, Inc. as of June 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of MAERIL, Inc. at June 30, 1997, in conformity with generally accepted accounting principles.


                                    /s/  ERNST & YOUNG LLP


Greenville, South Carolina
August 5, 1997

                                 MAERIL, Inc.

                                Balance Sheet

                                June 30, 1997



ASSETS
Cash                                                              $128,103
                                                                  --------
Total assets                                                      $128,103
                                                                  ========
LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Payable to affiliates                                             $ 22,346
Losses in excess of investment in partnerships                     189,329
                                                                  --------
Total liabilities                                                  211,675

Stockholder's deficiency:
 Common stock, $1 par value; 100 shares authorized
  and outstanding                                      $    100
 Additional paid-in capital                              99,900
 Deficit                                               (183,572)   (83,572)
                                                       -------------------
Total liabilities and stockholder's deficiency                    $128,103
                                                                  ========

See accompanying notes.

                                 MAERIL, Inc.

                            Notes to Balance Sheet

                                June 30, 1997



1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

MAERIL, Inc. ("the Company") is a wholly owned subsidiary of MAE GP Corporation, which is wholly-owned by Metropolitan Asset Enhancement, L.P. ("MAE"). The Company was incorporated as a Delaware corporation on March 23, 1994 and was formed to become the general partner of certain real estate related limited partnerships.

An agreement exists between MAE and Insignia Financial Group, Inc. ("Insignia"), dated August 13, 1993 and terminating April 15, 2018, which causes Insignia, through its employees, to perform certain functions for MAE and each of its affiliates and controlled subsidiaries. Pursuant to this agreement, Insignia will perform these responsibilities on behalf of the Company and shall receive for the performance of such services "Incentive Management Fees" and "Transaction Fees" (as defined).

PRINCIPLES OF CONSOLIDATION

The balance sheet includes all of the accounts of the Company and its 100%-owned subsidiary, GP Services XI, Inc. All significant intercompany balances have been eliminated.

USE OF ESTIMATES

The preparation of a balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement and accompanying notes. Actual results could differ from those estimates.

CASH

Periodically the amount of cash on deposit in federally insured institutions exceeds the limit on insured deposits. The carrying amount of cash approximates fair value.

                                 MAERIL, Inc.

2. INVESTMENT IN GENERAL PARTNERSHIP INTERESTS

At June 30, 1997, the following eight general partnerships' interest were owned by the Company. Each of these general partnership interests were transferred to the Company during the previous three years.


Boca Glades Associates Ltd.                         1%
Boca West Shopping Center Associates, Ltd.          2%
Four Quarters Habitat Apartments Associates, Ltd.   2%
Investors First-Staged Equity L.P. II               1%
Kendall Townhome Investors, Ltd.                    1%
Merrifields Associates                              1%
Woodhaven Associates                                1%
Yorktown Towers Associates                          1%

Kendall Townhome Investors, Ltd.'s only asset is its 24.7% equity interest in Four Quarters Habitat Apartments Associates, Ltd. Merrifields Associates' only asset was sold in June 1997 and the Partnership is to be terminated on or before December 31, 1997. The properties held by Boca Glades Associates Ltd. are currently being marketed for sale. No loss on the sale of these properties is expected.

The general partnership interests have been acquired by MAERIL generally at no out-of-pocket cost, as Insignia has funded all acquisition costs in return for the management rights for properties owned by partnerships in which MAERIL or an affiliate is the general partner.

Investments in real estate partnerships are accounted for under the equity method. Under the equity method, MAERIL records a liability for its proportionate share of the investee's income or loss in the income statement and records cash distributions received as a reduction of its investments. At June 30, 1997, MAERIL has recorded a liability of approximately $189,000 related to its share of equity in losses in the partnerships, which includes the amortization of MAERIL's costs in excess ($343,000) of its proportionate share of the investees assets at the dates of acquisition. The costs in excess are being amortized over ten years, which is the estimated composite life of the investees.

                                 MAERIL, Inc.

2. INVESTMENT IN GENERAL PARTNERSHIP INTERESTS (CONTINUED)

A general partner of a limited partnership may become obligated to fund certain losses of the limited partnership once the capital of the limited partnership is depleted. There can be no assurance that MAERIL will have the necessary resources to fund such losses. Generally, the limited partnerships are financed with non-recourse mortgages for which the general partner is not responsible should the partnerships default on such mortgages. In addition, recourse obligations of the underlying partnerships existing prior to the date of MAERILOs becoming general partner are generally not the responsibility of MAERIL. However, MAERIL is contingently liable for other recourse obligations of the partnerships, consisting primarily of trade payables and other accruals. Management does not expect this contingency to have a material adverse effect on MAERIL's financial condition.

Total assets, liabilities and deficits of these partnerships as of June 30, 1997 were approximately $35,027,000, $64,157,000 and $29,130,000, respectively.


3. INCOME TAXES

The Company accounts for income taxes under the liability method as required by FASB Statement No. 109, "Accounting for Income Taxes". The Company will file its return as part of a consolidated group with MAE GP Corporation. The provision for income taxes is determined on a separate company basis. The Company has incurred losses since inception and therefore no provision for income taxes has been recorded. Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities used for income tax purposes.

Temporary differences arise from book and tax differences in accounting for the equity in losses of the partnerships. Significant components of the CompanyOs deferred tax assets and liabilities as of June 30, 1997 are as follows:


Deferred tax assets:
  Net operating loss carryforward                $76,000
  Valuation allowance for deferred tax assets    (76,000)
                                                 -------
Net deferred tax assets                          $     0
                                                 =======
Deferred tax liabilities                         $     0
                                                 =======

                                 MAERIL, Inc.

4. ENVIRONMENTAL LIABILITIES

Under various Federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances or petroleum product released at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. There can be no assurance that MAERIL, any of its affiliates, or any assets owned or controlled by MAERIL or any of its affiliates currently are in compliance with all of such laws and regulations, or that MAERIL or its affiliates will not become subject to liabilities that arise in whole or in part out of any such laws, rules or regulations. Management is not currently aware of any environmental liabilities which are expected to have a material adverse effect on MAERIL's financial condition.

                         [LOGO OF ERNST & YOUNG LLP]

                                  EXHIBIT G


                                 MAERIL, INC.
                ----------------------------------------------
                ONE INSIGNIA FINANCIAL PLAZA  -  P.O. BOX 1089
                       GREENVILLE, SOUTH CAROLINA 29602
                            PHONE: (864) 239-1000
                          FACSIMILE: (864) 239-1558


August 21, 1997

VIA FACSIMILE AND
U.S. POSTAL SERVICE


Mr. Thomas A. Gatti
VMS Realty Investments, Ltd.
630 Dundee Road, Suite 220
Northbrook, IL 60062

Dear Tom:

As you know, MAERIL, Inc. ("MAERIL") was formed to become the general partner of certain real estate related limited partnerships. Over the past three years, the general partner interests of thirteen VMS partnerships have been transferred from VMSRIL and related VMS entities to MAERIL, at no cost to MAERIL. There is a stockholder's deficit of $84,000 at June 30, 1997, which is comprised of $100,000 in capital and a deficit of $184,000. The deficit is the result of recording its equity interests in the losses of these partnerships. MAERIL has $128,000 in cash at June 30, 1997.

In accordance with generally accepted accounting principles, the investments in general partner interests are recorded on the books using the equity method of accounting. The initial investments in the general partner interests at the date of substitution were recorded at zero; however, the value of the investment in the general partner interests is recorded at an amount less than zero (a liability) to the extent of MAERIL's proportionate share of the partnerships' net deficits. This initial difference between the carrying value (-0-) and MAERIL's share of the partnerships' net deficits of $343,000 is being amortized over ten years, which is the estimated life of the on-going partnerships. Amortization recorded through June 30, 1997, is $86,000. MAERIL has also recorded $103,000 for its equity interests in the losses of the partnerships since it became the general partner. The total liability recorded by MAERIL for its share of equity in losses in the partnerships at June 30, 1997, is $189,000.

A general partner of a limited partnership may become obligated to fund certain losses of the limited partnership once the capital of the limited partnership is depleted. Generally, the limited partnerships are financed with non-recourse mortgages for which the general partner is not responsible should the partnerships default on such mortgages. In addition, recourse obligations of the underlying partnerships existing prior to the date of MAERIL becoming general partner are not the responsibility of MAERIL. However, MAERIL is contingently liable for other recourse obligations of the partnerships, consisting primarily of trade payables and other accruals. We do not expect this contingency to have a material adverse effect on MAERIL's financial condition.

In addition, we believe that MAERIL has the wherewithal and access to the necessary expertise to function as the general partner of the registrants due to its relationship with Insignia Financial Group, Inc. ("Insignia").

Insignia and Metropolitan Asset Enhancement, L.P. ("MAE"), an affiliate of MAERIL, are parties to an agreement dated August 13, 1993, and terminating April 14, 2018, pursuant to which Insignia has agreed to perform all certain functions for MAE and each of its affiliates and controlled subsidiaries, including MAERIL. Under this same agreement, MAE and its affiliates, including MAERIL, engage Insignia to perform property and asset management functions for the partnerships in which they serve as the general partner.

Mr. Thomas A. Gatti
August 21, 1997
Page Two


Given the above factors, we believe that MAERIL's deficit will in no way hinder or prevent it from executing its fiduciary duties as the general partner of the registrant.

Yours truly,

/s/ Robert D. Long, Jr.

Robert D. Long, Jr.
Vice President


cc: Mike Downing, Ernst & Young LLP